Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333-279003

Prospectus Supplement to Prospectus Dated April 30, 2024
The Allstate Corporation
$500,000,000 5.050% Senior Notes due 2029

We are offering $500,000,000 aggregate principal amount of our 5.050% Senior Notes due 2029 (the “Senior Notes”). Interest on the Senior Notes will accrue from June 24, 2024. We will pay interest on the Senior Notes semi-annually in arrears on June 24 and December 24 of each year, beginning on December 24, 2024.
The Senior Notes will be issued only in denominations of $2,000 and integral multiples of $1,000 in excess thereof. We may redeem some or all of the Senior Notes at any time at the redemption price set forth under the caption “Description of the Senior Notes—Optional Redemption.”
Investing in the Senior Notes involves risks. See a discussion of certain risks in the “Risk Factors” section beginning on page S-6 of this prospectus supplement and Item 1A of Part I of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the Securities and Exchange Commission that should be carefully considered before investing in the Senior Notes.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Public offering price(1)	Underwriting discount	Proceeds, before expenses, to The Allstate Corporation
Per Senior Note	99.790%	0.600%	99.190%
Total	$498,950,000	$3,000,000	$495,950,000
_____________________
(1)Plus accrued interest from June 24, 2024, if settlement occurs after that date.
The Senior Notes will not be listed on any securities exchange. Currently there is no public trading market for the Senior Notes.
The underwriters expect to deliver the Senior Notes through the facilities of The Depository Trust Company (“DTC”) for the accounts of its participants, including Clearstream Banking, S.A. (“Clearstream”) and Euroclear Bank SA/NV (“Euroclear”), against payment in New York, New York on or about June 24, 2024.

Joint Book-Running Managers

BofA Securities	Goldman Sachs & Co. LLC	Loop Capital Markets	R. Seelaus & Co., LLC	Siebert Williams Shank
Co-Managers

Academy Securities	Cabrera Capital Markets LLC	J.P. Morgan	Morgan Stanley	Penserra Securities LLC
Prospectus Supplement dated June 18, 2024

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which contains more general information, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, together with the documents identified under the headings “Where You Can Find More Information” and “The Allstate Corporation Filings” in this prospectus supplement and the accompanying prospectus.
If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement.
References to “we,” “us” and “our” in this prospectus supplement are references to The Allstate Corporation, and not to any of our subsidiaries, unless we state otherwise or the context otherwise requires.
You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus, and any related free writing prospectus issued or authorized by us. This prospectus supplement may be used only for the purpose for which it has been prepared. No one is authorized to give information other than that contained in this prospectus supplement and the accompanying prospectus, in the documents referred to in this prospectus supplement and the accompanying prospectus and which are made available to the public and in any related free writing prospectus issued or authorized by us. We have not, and the underwriters have not, authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it.
We are not, and the underwriters are not, making an offer to sell the Senior Notes in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus or any related free writing prospectus issued or authorized by us is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since their respective dates. Neither this prospectus supplement, the accompanying prospectus nor any related free writing prospectus issued or authorized by us constitutes an offer, or an invitation on our behalf or on behalf of the underwriters, to subscribe for and purchase any of the Senior Notes and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

PROSPECTUS SUPPLEMENT SUMMARY
The following summary highlights selected information contained elsewhere or incorporated by reference in this prospectus supplement and may not contain all of the information that is important to you. We encourage you to read this prospectus supplement and the accompanying prospectus, together with the documents identified under the headings “Where You Can Find More Information” and “The Allstate Corporation Filings” in this prospectus supplement and the accompanying prospectus, in their entirety. You should pay special attention to the “Risk Factors” section of this prospectus supplement and the “Risk Factors” section in our Annual Report on Form 10-K for the year ended December 31, 2023 (the “2023 Form 10-K”).
The Allstate Corporation
The Allstate Corporation is a holding company that conducts its business principally through Allstate Insurance Company (“AIC”), a property and casualty insurance company, (collectively referred to as The Allstate Corporation, “Allstate”) and variable interest entities in which the Company is considered a primary beneficiary. Allstate is principally engaged in the property and casualty insurance business in the United States and Canada. Allstate is one of the largest publicly held personal lines insurers in the United States and the second largest personal property and casualty insurer in the United States on the basis of 2022 statutory direct premiums written according to A.M. Best.
Our five reportable segments include:

Allstate Protection (1)	Includes the Allstate brand, National General and Answer Financial. Offers private passenger auto, homeowners, other personal lines and commercial insurance through agents, contact centers and online.

Protection Services
Includes Allstate Protection Plans Allstate Dealer Services, Allstate Roadside, Arity and Allstate Identity Protection, which offer a broad range of solutions and services that expand and enhance our customer value propositions.

Allstate Health and Benefits	Offers voluntary benefits and individual life and health products, including life, accident, critical illness, short-term disability and other health insurance products sold through independent agents, benefits brokers and Allstate exclusive agents. Also provides stop-loss and fully insured group health products to employers and short-term medical and medicare supplement insurance to individuals.

Run-off Property-Liability (1)	Relates to property and casualty insurance policies written during the 1960s through the mid-1980s with exposure to asbestos, environmental and other claims in run-off.

Corporate and Other	Includes debt service, holding company activities and certain non-insurance operations.
___________________
(1)Allstate Protection and Run-off Property-Liability segments comprise Property-Liability.
The Allstate Corporation was incorporated in Delaware on November 5, 1992. Our executive offices are located at 3100 Sanders Road, Northbrook, Illinois, 60062. Our telephone number is (847) 402-5000.
As a holding company with no significant business operations of our own, we rely on dividends from AIC as one of the principal sources of cash to pay dividends and to meet our obligations, including the payment of principal and interest on debt or to fund noninsurance related businesses. AIC is regulated as an insurance company in Illinois. The payment of dividends by AIC is limited by Illinois insurance law to formula amounts based on statutory net income and statutory surplus, as well as the timing and amount of dividends paid in the preceding twelve months.
The laws of other jurisdictions that generally govern our insurance subsidiaries contain similar limitations on the payment of dividends. However, such laws in some jurisdictions may be more restrictive.

The Senior Notes

Issuer	The Allstate Corporation.

Securities Offered	$500,000,000 aggregate principal amount of Senior Notes.

Maturity Date	The Senior Notes will mature on June 24, 2029.

Interest Rates	The Senior Notes will bear interest from June 24, 2024 at the rate of 5.050% per annum.

Interest Payment Dates	June 24 and December 24 of each year, beginning on December 24, 2024.

Optional Redemption
At any time and from time to time prior to May 24, 2029 (the date that is one month prior to the maturity of the Senior Notes (the “Par Call Date”)), the Senior Notes will be redeemable at our option, in whole or in part, at a redemption price equal to the greater of:
•100% of the principal amount of the Senior Notes being redeemed; and
•(a) the sum of the present values of the remaining scheduled payments of principal and interest on the Senior Notes being redeemed discounted to the redemption date (assuming the Senior Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points less (b) interest accrued to the redemption date.
At any time and from time to time on or after the Par Call Date, the Senior Notes will be redeemable at our option, in whole or in part, at a redemption price equal to 100% of the principal amount of the Senior Notes to be redeemed.
In each case, we will also pay the accrued and unpaid interest on the principal amount being redeemed to the redemption date.

Ranking	The Senior Notes will be our unsecured obligations and will rank equally in right of payment with all our existing and future unsecured and unsubordinated indebtedness.

Denominations	$2,000 and integral multiples of $1,000 in excess thereof.

Use of Proceeds
We expect to receive net proceeds, after deducting the underwriting discount and other offering expenses payable by us, of approximately $495 million.

We intend to use the net proceeds from this offering of Senior Notes for general corporate purposes.

Further Issues	We may from time to time, without giving notice to or seeking the consent of the holders of the Senior Notes, issue debt securities having the same terms (except for the issue date and, in some cases, the public offering price and the first interest payment date) as, and ranking equally and ratably with, the Senior Notes offered hereby. Any additional debt securities having such similar terms, together with the Senior Notes offered hereby, will constitute a single series of securities under the indenture.

Clearance and Settlement	We will issue the Senior Notes in the form of one or more fully registered global notes registered in the name of the nominee of The Depository Trust Company, or DTC. Beneficial interests in the Senior Notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Clearstream and Euroclear will hold interests on behalf of their participants through their respective U.S. depositaries, which in turn will hold such interests in accounts as participants of DTC. Except in the limited circumstances described in this prospectus supplement, owners of beneficial interests in the Senior Notes will not be entitled to have Senior Notes registered in their names, will not receive or be entitled to receive Senior Notes in definitive form and will not be considered holders of Senior Notes under the indenture.

Governing Law	The State of New York.

Trustee	U.S. Bank Trust Company, National Association.

Risk Factors	See “Risk Factors” beginning on page S-6 of this prospectus supplement and Item 1A of Part I of our 2023 Form 10-K to read about important factors you should consider before buying the Senior Notes.

RISK FACTORS
Your investment in the Senior Notes will involve certain risks described below. In consultation with your own financial and legal advisors, you should carefully consider the information included in or incorporated by reference in this prospectus supplement and the accompanying prospectus, and pay special attention to the following discussion of risks relating to the Senior Notes before deciding whether an investment in the Senior Notes is suitable for you. In addition to the risk factors relating to the Senior Notes set forth below, we also specifically incorporate by reference into this prospectus supplement the section captioned “Risk Factors” in our 2023 Form 10-K. The Senior Notes will not be an appropriate investment for you if you are not knowledgeable about significant features of the Senior Notes or financial matters in general. You should not purchase the Senior Notes unless you understand, and know that you can bear, these investment risks.
The indenture does not limit the amount of indebtedness that we or our subsidiaries may incur.
Neither we nor any of our subsidiaries are restricted from incurring additional debt or other liabilities, including additional senior debt, under the indenture. At March 31, 2024, we had $6.19 billion of senior debt outstanding. If we incur additional debt or liabilities, our ability to pay our obligations on the Senior Notes could be adversely affected. We expect that we will from time to time incur additional debt and other liabilities. In addition, we are not restricted from paying dividends on or issuing or repurchasing our securities under the indenture.
There are no financial covenants in the indenture.
There are no financial covenants in the indenture. You are not protected under the indenture in the event of a highly leveraged transaction, reorganization, change of control, restructuring, merger or similar transaction that may adversely affect you, except to the limited extent described in the accompanying prospectus under “Description of Debt Securities—Consolidation, Merger and Sale of Assets.”
The Senior Notes are not guaranteed by any of our subsidiaries and are structurally subordinated to the debt and other liabilities of our subsidiaries, which means that creditors of our subsidiaries will be paid from their assets before holders of the Senior Notes would have any claims to those assets.
We are a holding company and conduct substantially all of our operations through subsidiaries, which means that our ability to meet our obligations on the Senior Notes depends on our ability to receive distributions from these subsidiaries. However, the Senior Notes are our exclusive obligations and are not guaranteed by any of our subsidiaries. As a result, the Senior Notes are structurally subordinated to all debt and other liabilities of our subsidiaries (including liabilities to policyholders and contractholders), which means that creditors of these subsidiaries will be paid from their assets before holders of the Senior Notes would have any claims to those assets. At March 31, 2024, our subsidiaries had total liabilities of $78.19 billion (excluding intercompany liabilities).
An active after-market for the Senior Notes may not develop.
The Senior Notes are a new issue of securities for which there is no established trading market. We cannot assure you that an active after-market for the Senior Notes will develop or be sustained or that holders of the Senior Notes will be able to sell their Senior Notes at favorable prices or at all. Although the underwriters have indicated to us that they currently intend to make a market in the Senior Notes, as permitted by applicable laws and regulations, they are not obligated to do so and may discontinue any such market-making at any time without notice. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Senior

Notes. The Senior Notes are not listed, and we do not plan to apply to list the Senior Notes on any securities exchange or to include them in any automated dealer quotation system.
An increase in market interest rates could result in a decrease in the value of the Senior Notes.
In general, as market interest rates rise, notes bearing interest at a fixed rate generally decline in value because the premium, if any, over market interest rates will decline. Consequently, if you purchase the Senior Notes and market interest rates increase, the market value of your Senior Notes may decline. We cannot predict the future level of market interest rates.
If a trading market does develop, changes in our credit ratings or the debt markets could adversely affect the market price of the Senior Notes.
The market price for the Senior Notes depends on many factors, including:
•Our credit ratings with major credit rating agencies;
•The prevailing interest rates being paid by other companies similar to us;
•Our financial condition, financial performance and future prospects; and
•The overall condition of the financial markets.
The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future. Such fluctuations could have an adverse effect on the price of the Senior Notes.
In addition, credit rating agencies continually review their ratings for the companies that they follow, including us. The credit rating agencies also evaluate the insurance industry as a whole and may change their credit rating for us based on their overall view of our industry. A negative change in our rating could have an adverse effect on the price of the Senior Notes.

USE OF PROCEEDS
We expect to receive net proceeds, after deducting the underwriting discount and other offering expenses payable by us, of approximately $495 million.
We intend to use the net proceeds from this offering of Senior Notes for general corporate purposes.

CAPITALIZATION
The following table sets forth our capitalization as of March 31, 2024, and as adjusted to give effect to this offering of Senior Notes. The following data should be read in connection with our consolidated financial statements and notes, which are incorporated by reference.

	As of March 31, 2024
	Actual	As Adjusted(1)
($ in millions)
Short-term debt	$—	$—
5.050% Senior Notes due 2029 offered hereby	—	500
Other long-term debt	7,938	7,938
Total debt	$7,938	$8,438
Preferred stock and additional capital paid-in	2,001	2,001
Common stock and additional capital paid-in	3,903	3,903
Unrealized net capital gains and losses	(819)	(819)
Unrealized foreign currency translation adjustments	(90)	(90)
Unamortized pension and other postretirement prior service credit	12	12
Discount rate for reserve for future policy benefits	14	14
Retained income	50,662	50,662
Treasury stock, at cost	(37,044)	(37,044)
Total Allstate shareholders’ equity	18,639	18,639
Total capitalization	$26,577	$27,077
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(1)Does not reflect related issuance costs of approximately $4.2 million comprising the aggregate underwriting discount and other offering expenses payable by us for the offering of the Senior Notes.

SELECTED CONSOLIDATED FINANCIAL INFORMATION
The following table sets forth selected consolidated statements of operations and financial position data for the periods indicated. The financial data for each of the five years in the period ended December 31, 2023, are derived from our audited consolidated financial statements. The financial data for the three-month periods ended March 31, 2024 and 2023 are derived from our unaudited condensed consolidated financial statements. The following amounts should be read in conjunction with the consolidated financial statements and notes thereto contained in our other filings with the Securities and Exchange Commission (the “SEC”) available as described under “Where You Can Find More Information” and “The Allstate Corporation Filings” in this prospectus supplement and the accompanying prospectus.

	As of or for the three months ended March 31,		As of or for the year ended December 31,
	2024	2023	2023	2022 (1)	2021 (1)	2020	2019
($ in millions)
Consolidated statements of operations data:
Insurance premiums and contract charges	$13,990	$12,636	$52,516	$47,736	$44,052	$38,167	$37,221
Other revenue	669	561	2,400	2,344	2,172	1,065	1,054
Net investment income	764	575	2,478	2,403	3,293	1,590	1,728
Net gains (losses) on investments and derivatives	(164)	14	(300)	(1,072)	1,084	1,087	1,538
Total revenues	15,259	13,786	57,094	51,411	50,601	41,909	41,541
Benefits, claims and other expenses	13,795	14,192	57,442	53,241	44,135	35,107	36,098
Income tax expense (benefit)	266	(85)	(135)	(488)	1,292	1,373	1,116
Net income (loss) from continuing operations Income (loss) from discontinued operations, net of tax	1,198	(321)	(213)	(1,342)	5,174	5,429	4,327
Net income (loss)	—	—	—	—	(3,593)	147	520
Net income (loss) attributable to Allstate	1,198	(321)	(213)	(1,342)	1,581	5,576	4,847
Net income (loss)	1,218	(320)	(188)	(1,289)	1,614	5,576	4,847
Net income (loss) applicable to common shareholders	1,189	(346)	(316)	(1,394)	1,500	5,461	4,678
Consolidated financial position data:
Investments	$67,859	$63,475	$66,677	$61,829	$64,701	$59,540	$88,362	(2)
Total assets	105,241	99,631	103,362	97,989	99,535	125,987	119,950	(2)
Reserve for claims and claims expense, life-contingent contract benefits and contractholder funds	42,358	40,860	42,093	39,742	35,645	29,495	57,704	(2)
Short-term debt	—	—	—	—	—	—	—	(2)
Long-term debt	7,938	8,452	7,942	7,964	7,976	7,825	6,631	(2)
Shareholders’ equity	18,639	17,494	17,770	17,488	24,944	30,217	25,998	(2)
Equity	18,480	17,373	17,630	17,363	24,892	30,217	25,998	(2)
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(1)Prior periods have been recast to reflect the impact of the adoption of FASB guidance revising the accounting for certain long-duration insurance contracts to the January 1, 2021 transition date.
(2)Includes results for the life and annuity business sold in 2021.

DESCRIPTION OF THE SENIOR NOTES
We have summarized provisions of the Senior Notes below. This summary supplements and replaces (if inconsistent with) the description of debt securities and the general terms and provisions of debt securities under the caption “Description of Debt Securities” in the accompanying prospectus. This summary does not purport to be complete and is qualified in its entirety by reference to the indenture referred to below.
General
The Senior Notes will be issued under an indenture, dated as of December 16, 1997, as amended by a third supplemental indenture, dated as of July 23, 1999, as amended by a sixth supplemental indenture, dated as of June 12, 2000, and as supplemented by the twenty-seventh supplemental indenture to be dated as of June 24, 2024, between us and U.S. Bank Trust Company, National Association, as trustee (successor in interest to State Street Bank and Trust Company).
The Senior Notes will initially be limited to a total principal amount of $500,000,000. We may from time to time, without giving notice to or seeking the consent of the holders of the Senior Notes, issue debt securities having the same terms (except for the issue date and, in some cases, the public offering price and the first interest payment date) as, and ranking equally and ratably with, the Senior Notes offered hereby. Any additional debt securities having such similar terms, together with the Senior Notes offered hereby, will constitute a single series of securities under the indenture provided that the additional debt securities constitute “additional debt instruments” as defined in U.S. Treasury Regulation Section 1.1275-2(k)(2)(ii) issued in a “qualified reopening” of the original issuance of such debt securities, as defined in Treasury Regulation Section 1.1275-2(k)(3) or are otherwise treated as part of the same issue of the previously issued debt securities for U.S. federal income tax purposes. No additional debt securities may be issued if an event of default under the indenture has occurred and is continuing with respect to the Senior Notes.
The Senior Notes will mature on June 24, 2029 and will bear interest at 5.050% per year. Interest on the Senior Notes will accrue from June 24, 2024. The Senior Notes provide that we will:
•pay interest semi-annually on June 24 and December 24 of each year, beginning on December 24, 2024;
•pay interest to the person in whose name a Senior Note is registered at the close of business on June 15 or December 15 preceding the interest payment date;
•compute interest on the basis of a 360-day year consisting of twelve 30-day months;
•make payments on the Senior Notes at the offices of the trustee; and
•either make payments by wire transfer for any Senior Notes held in book-entry form or by check mailed to the address of the person entitled to the payment as it appears on the register of the Senior Notes.
In the event that any date on which interest is payable is not a business day, then payment of interest payable on that date will be made on the next business day (and without any interest or other payment in respect of any delay).
“Business day” means any day, other than a Saturday or Sunday, on which banks in The City of New York are not required by law to close.

We will issue the Senior Notes only in fully registered form, without coupons, in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Senior Notes will not be subject to any sinking fund.
Ranking
The Senior Notes will be our senior unsecured obligations and will rank equally in right of payment with all of our other existing and future senior unsecured and unsubordinated indebtedness. The Senior Notes will rank senior to any subordinated indebtedness.
All existing and future liabilities of our subsidiaries will be effectively senior to the Senior Notes. Since all of our operations are conducted through subsidiaries, our cash flow and subsequent ability to service debt, including the notes, are dependent on the earnings of our subsidiaries and the distribution of those earnings, or upon loans or other payments of funds by the subsidiaries, to us. The subsidiaries are separate and distinct legal entities and have no obligation to pay any amount pursuant to the Senior Notes or otherwise, whether by dividends, loans or other payments. In addition, since our subsidiaries are insurance companies, their ability to pay dividends to us is subject to regulatory limitations. See “Business—Regulation” in our 2023 Form 10-K, which is incorporated in this prospectus supplement by reference.
Optional redemption
At any time and from time to time prior to the Par Call Date, the Senior Notes will be redeemable at our option, in whole or in part, at a redemption price equal to the greater of:
•100% of the principal amount of the Senior Notes being redeemed; and
•(a) the sum of the present values of the remaining scheduled payments of principal and interest on the Senior Notes being redeemed discounted to the redemption date (assuming the Senior Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points less (b) interest accrued to the redemption date.
At any time and from time to time on or after the Par Call Date, the Senior Notes will be redeemable at our option, in whole or in part, at a redemption price equal to 100% of the principal amount of the Senior Notes to be redeemed.
In each case, we will pay accrued and unpaid interest on the principal amount being redeemed to the redemption date.
“Par Call Date” means May 24, 2029.
“Treasury Rate” means, with respect to any redemption date the yield determined by us in accordance with the following two paragraphs.
The Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, we shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.
If on the third business day preceding the redemption date H.15 TCM is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the U.S. Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no U.S. Treasury security maturing on the Par Call Date but there are two or more U.S. Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, we shall select the U.S. Treasury security with a maturity date preceding the Par Call Date. If there are two or more U.S. Treasury securities maturing on the Par Call Date or two or more U.S. Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more U.S. Treasury securities the U.S. Treasury security that is trading closest to par based upon the average of the bid and asked prices for such U.S. Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable U.S. Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such U.S. Treasury security, and rounded to three decimal places.
Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error. We will notify the trustee of the redemption price promptly after the calculation thereof, and the trustee may rely upon the redemption price contained in any such notice and the trustee shall not be responsible for, or be liable in connection with, the calculation of such redemption price (or any component thereof) or for determining whether manifest error has occurred:
We will mail a notice of redemption at least 10 days but not more than 60 days before the redemption date to each holder of the Senior Notes to be redeemed. If less than all of the Senior Notes are to be redeemed, the trustee will select, by such method as it will deem fair and appropriate, including pro rata or by lot, the Senior Notes to be redeemed in whole or in part; provided that with respect to Senior Notes issued in the form of global notes, the method for allocating a partial redemption payment will be selected by DTC in accordance with its applicable procedures.
Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Senior Notes or portions thereof called for redemption.
Defeasance
The defeasance and covenant defeasance provisions of the indenture described under the caption “Description of Debt Securities—Defeasance and Covenant Defeasance” in the accompanying prospectus will apply to the Senior Notes.
Notices
We will transmit notices and communications to the holder’s address shown on the register of the Senior Notes.

Book-Entry Delivery and Form
The Senior Notes will be issued in the form of one or more fully registered global notes which will be deposited with, or on behalf of, DTC and registered in the name of the Cede & Co., DTC’s nominee. Beneficial interests in the global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may elect to hold interests in the global notes through DTC, Clearstream or Euroclear if they are participants in those systems, or indirectly through organizations that are participants in those systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries. Clearstream’s and Euroclear’s depositaries will hold interests in customers’ securities accounts in the depositaries’ names on the books of DTC. Except as set forth below, the global notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.
DTC has advised us that it is (1) a limited purpose trust company organized under the laws of the State of New York, (2) a “banking organization” within the meaning of the New York Banking Law, (3) a member of the Federal Reserve System, (4) a “clearing corporation” within the meaning of the Uniform Commercial Code, as amended and (5) a “clearing agency” registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). DTC was created to hold securities for its participants and facilitates the clearance and settlement of securities transactions between participants through electronic book-entry changes to the accounts of its participants, thereby eliminating the need for physical transfer and delivery of certificates. DTC’s participants include securities brokers and dealers, including the underwriters, banks and trust companies, clearing corporations and certain other organizations. Indirect access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies, referred to as “indirect participants,” that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Investors who are not participants may beneficially own securities held by or on behalf of DTC only through participants or indirect participants.
According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind. We make no representation as to the accuracy or completeness of such information.
Clearstream has advised that it is incorporated under the laws of the Grand Duchy of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations (“Clearstream participants”). Clearstream facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, eliminating the need for physical movement of certificates. Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (CSSF). Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.
Distributions, to the extent received by the U.S. Depositary for Clearstream with respect to the Senior Notes held beneficially through Clearstream, will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures.

Euroclear has advised that it was created in 1968 to hold securities for its participants (“Euroclear participants”) and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, eliminating the need for physical movement of certificates and eliminating any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank SA/NV (the “Euroclear Operator”), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.
The Euroclear Operator has advised us that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking Commission.
Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.
Distributions, to the extent received by the U.S. Depositary for Euroclear, with respect to Senior Notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Terms and Conditions.
If (1) we notify the trustee in writing that DTC, Euroclear or Clearstream is no longer willing or able to act as a depositary or clearing system for the Senior Notes or DTC ceases to be registered as a clearing agency under the Exchange Act, and a successor depositary or clearing system is not appointed within 90 days of this notice or cessation, (2) we, at our option, notify the trustee in writing that we elect to cause the issuance of the Senior Notes in definitive form under the indenture or (3) upon the occurrence and continuation of an event of default under the indenture with respect to the Senior Notes, then, upon surrender by DTC of the global notes, certificated notes will be issued to each person that DTC identifies as the beneficial owner of the Senior Notes represented by the global notes. Upon any such issuance, the trustee is required to register the certificated notes in the name of the person or persons or the nominee of any of these persons and cause the same to be delivered to these persons. Neither we nor the trustee shall be liable for any delay by DTC or any participant or indirect participant in identifying the beneficial owners of the related Senior Notes and each such person may conclusively rely on, and shall be protected in relying on, instructions from DTC for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the Senior Notes to be issued.
Title to book-entry interests in the global notes will pass by book-entry registration of the transfer within the records of DTC, Clearstream or Euroclear in accordance with their respective procedures. Book-entry interests in the global notes may be transferred within DTC in accordance with procedures established for this purpose by DTC. Book-entry interests in the

Senior Notes may be transferred within Euroclear and within Clearstream and between Euroclear and Clearstream in accordance with procedures established for these purposes by Euroclear and Clearstream. Transfers of book-entry interests in the Senior Notes between Euroclear and Clearstream and DTC may be effected in accordance with procedures established for this purpose by Euroclear, Clearstream and DTC.
Global Clearance and Settlement Procedures
Cross-market transfers between the participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in the system in accordance with the rules and procedures and within the established deadlines (Brussels time) of the system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositaries for Euroclear or Clearstream.
Because of time-zone differences, credits of Senior Notes received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent notes settlement processing and dated the business day following the DTC settlement date. Credits or any transactions of the type described above settled during subsequent notes settlement processing will be reported to the relevant Euroclear or Clearstream participants on the business day that the processing occurs. Cash received in Clearstream or Euroclear as a result of sales of the Senior Notes by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.
Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the Senior Notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform these procedures. The foregoing procedures may be changed or discontinued at any time. Neither we nor the trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.
The Trustee
U.S. Bank Trust Company, National Association (successor in interest to State Street Bank and Trust Company) is the trustee under the Indenture. The trustee and its affiliates also perform certain commercial and investment banking services for us for which they receive customary fees. The trustee will be the paying agent and transfer agent for the Senior Notes.
Governing Law
The Indenture and the Senior Notes will be governed by, and construed in accordance with, the laws of the State of New York, without regard to its principles of conflicts of laws.
Miscellaneous
We or our affiliates may from time to time purchase Senior Notes that are then outstanding by tender, in the open market or by private agreement.

CERTAIN MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
The following discussion summarizes certain material U.S. federal income tax considerations to United States holders and non-United States holders (each as defined below) of the purchase, ownership and disposition of the Senior Notes. It is included herein for general information only and does not address all tax considerations that may be relevant to investors in light of their personal investment circumstances or that may be relevant to certain types of investors subject to special rules (for example, financial institutions, tax-exempt organizations, insurance companies, regulated investment companies, real estate investment trusts, retirement plans, persons subject to the Medicare contribution tax, persons that are broker-dealers, traders in securities who elect the mark-to-market method of accounting for their securities, United States holders that have a functional currency other than the U.S. dollar, certain former U.S. citizens or long-term residents, investors in partnerships or other pass-through entities or persons holding the Senior Notes as part of a “straddle,” “hedge,” “constructive sale,” “conversion transaction” or other integrated transaction). The discussion set forth below is limited to initial investors who hold the Senior Notes as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”) and who purchase the Senior Notes for cash at the initial “issue price” (i.e., the first price to the public, excluding bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers, at which a substantial amount of the Senior Notes is sold for money). This discussion does not address the consequences to holders subject to special tax accounting rules under Section 451(b) of the Code. In addition, this discussion does not address the effect of federal alternative minimum tax, gift or estate tax laws, or any state, local or foreign tax laws. Furthermore, the discussion below is based upon provisions of the Code, the legislative history thereof, U.S. Treasury regulations thereunder and administrative pronouncements and judicial decisions thereunder as of the date hereof. Such authorities may be repealed, revoked or modified (including changes in effective dates, and possibly with retroactive effect) so as to result in U.S. federal income tax considerations different from those discussed below.
For purposes of the following discussion, a “United States holder” means a beneficial owner of the Senior Notes that is for U.S. federal income tax purposes:
•an individual citizen or resident of the United States;
•a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;
•an estate, the income of which is subject to U.S. federal income tax regardless of source; or
•a trust, if (a) a court within the United States is able to exercise primary supervision over administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust or (b) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a domestic trust.
For purposes of the following discussion, a “non-United States holder” means a beneficial owner of the Senior Notes (other than a partnership or an entity or arrangement classified as a partnership for U.S. federal income tax purposes) that is not a United States holder for U.S. federal income tax purposes.
If a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes owns any of the Senior Notes, the tax treatment of a partner or an equity interest owner of such other entity or arrangement will generally depend upon the status of the person and the activities of the person and the partnership or other entity or arrangement treated as a partnership. Partnerships and other entities or arrangements treated as partnerships for U.S.

federal income tax purposes, and partners or other equity interest owners in such entities or arrangements should consult their own tax advisors.
THIS DISCUSSION OF U.S. FEDERAL INCOME TAX CONSIDERATIONS IS NOT INTENDED, AND SHOULD NOT BE CONSTRUED, TO BE TAX OR LEGAL ADVICE TO ANY PARTICULAR INVESTOR IN OR HOLDER OF THE SENIOR NOTES. PROSPECTIVE INVESTORS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSIDERATIONS ARISING UNDER THE LAWS OF ANY STATE, LOCAL OR FOREIGN TAXING JURISDICTION OR ANY APPLICABLE TAX TREATIES, AND THE POSSIBLE EFFECT OF CHANGES IN APPLICABLE TAX LAW.
United States Holder
Payments of Interest
We expect, and this discussion assumes, that the Senior Notes will not be issued with more than a de minimis amount of original issue discount, if any. As such, payments of stated interest on the Senior Notes generally will be taxable to a United States holder as ordinary interest income at the time such payments are received or accrued in accordance with the United States holder’s method of accounting for U.S. federal income tax purposes.
Sale, Redemption or Other Taxable Disposition of the Senior Notes
Upon the sale, redemption or other taxable disposition of Senior Notes, a United States holder generally will recognize capital gain or loss equal to the difference between (1) the amount realized on such disposition and (2) such holder’s adjusted tax basis in the Senior Notes. A United States holder’s adjusted tax basis in the Senior Notes generally will equal the amount paid for the Senior Notes less any principal payments received by such holder. Gain or loss recognized by a United States holder in respect of the disposition generally will be capital gain or loss, and will be long-term capital gain or loss if the United States holder has held the Senior Notes for more than one year at the time of such disposition. A United States holder that is an individual may be entitled to preferential treatment for net long-term capital gains. The ability of a United States holder to offset capital losses against ordinary income is limited. Notwithstanding the foregoing, any amounts realized in connection with a sale, redemption or other taxable disposition with respect to accrued interest not previously includible in income will be treated as ordinary interest income.
Information Reporting and Backup Withholding Tax
Payments of interest made by us on, or the proceeds of the sale or other disposition of, the Senior Notes will be subject to information reporting to the IRS on IRS Form 1099, unless the United States holder is an exempt recipient such as certain corporations, and may be subject to U.S. federal backup withholding tax, if the recipient of the payment fails to supply an accurate taxpayer identification number on IRS Form W-9 or otherwise fails to comply with applicable U.S. information reporting or certification requirements. Backup withholding does not represent an additional income tax. Any amount withheld under the backup withholding rules will be reported on IRS Form 1099 and is allowable as a credit against the United States holder’s U.S. federal income tax and may entitle the United States holder to a refund, provided that the required information is timely furnished to the IRS.

Non-United States Holders
Payments of Interest
Subject to the discussion of backup withholding and FATCA (as defined below) withholding below, payments of interest on the Senior Notes to a non-United States holder generally will not be subject to U.S. federal income or withholding tax; provided that (1) the non-United States holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote, (2) the non-United States holder is not (a) a controlled foreign corporation that is related to us through actual or deemed stock ownership or (b) a bank receiving interest on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of business, (3) such interest is not effectively connected with the conduct by the non-United States holder of a trade or business within the United States and (4) the non-United States holder either (a) provides its name and address on an IRS Form W-8BEN or W-8BEN-E (or other applicable form) and certifies, under penalties of perjury, that it is not a U.S. person as defined under the Code or (b) holds the Senior Notes through certain foreign intermediaries and the intermediary and the non-United States holder satisfy the certification or documentation requirements of applicable U.S. Treasury regulations.
If a non-United States holder cannot satisfy the requirements in the preceding paragraph, payments of interest made to such non-United States holder will be subject to U.S. federal withholding tax, currently at a rate of 30%, unless such non-United States holder timely provides the withholding agent with a properly executed IRS Form W-8 claiming an exemption from withholding or a reduction in the U.S. federal withholding tax rate. If interest on the Senior Notes is effectively connected with the conduct by a non-United States holder of a trade or business within the United States (and, if certain tax treaties apply, is attributable to a U.S. permanent establishment maintained by the non-United States holder), such interest will be subject to U.S. federal income tax on a net income basis at the rate applicable to U.S. persons generally (and, with respect to corporate holders, may also be subject to a branch profits tax). If interest is subject to U.S. federal income tax on a net income basis in accordance with these rules, such payments will not be subject to U.S. federal withholding tax so long as the relevant non-United States holder timely provides the withholding agent with the appropriate documentation.
Sale, Redemption or Other Taxable Disposition of the Senior Notes
Subject to the discussion of backup withholding and FATCA withholding below, any gain realized by a non-United States holder on the sale, redemption or other taxable disposition of the Senior Notes generally will not be subject to U.S. federal income tax, unless (1) such gain is effectively connected with the conduct by such non-United States holder of a trade or business within the United States (and, if certain tax treaties apply, is attributable to a U.S. permanent establishment maintained by the non-United States holder), in which case such gain will be taxed on a net income basis in the same manner as interest that is effectively connected with the non-United States holder’s conduct of a trade or business within the United States (and a non-United States holder that is treated as a corporation for U.S. federal income tax purposes may also, under certain circumstances, be subject to the branch profits tax as described above) or (2) the non-United States holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are satisfied, in which case the non-United States holder will be subject to a tax, currently at a rate of 30% (unless reduced by treaty), on the excess, if any, of such gain plus all other U.S source capital gains recognized during the same taxable year over the non-United States holder’s U.S. source capital losses recognized during such taxable year.

Information Reporting and Backup Withholding Tax
Generally, the amount of interest paid on the Senior Notes and the amount of tax, if any, withheld with respect to those payments must be reported to the IRS and to non-United States holders. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which a non-United States holder resides under the provisions of an applicable income tax treaty.
In general, a non-United States holder will not be subject to backup withholding with respect to interest payments on the Senior Notes provided that the payor does not have actual knowledge or reason to know that the non-United States holder is a U.S. person as defined under the Code, and such holder has provided the certification described above under heading “—Non-United States Holders—Payments of Interest.” Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale (including retirement or redemption) of the Senior Notes within the United States or conducted through certain United States-related persons, unless the non-United States holder certifies under penalty of perjury that such holder is a non-United States holder (and the payor does not have actual knowledge or reason to know that such holder is a U.S. person as defined under the Code) or another exemption is otherwise established.
Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non-United States holder’s U.S. federal income tax liability provided the required information is furnished in a timely manner to the IRS.
FATCA
Under certain circumstances, Sections 1471 through 1474 of the Code (“FATCA”) will impose a withholding tax of 30% on certain payments of U.S. source interest. In general, no FATCA withholding will be required with respect to the Senior Notes to the extent that a non-United States holder provides to us the documentation described above in “Non-United States Holders—Payments of Interest” certifying such holder’s FATCA compliance. Prospective investors are urged to consult their own tax advisors regarding the possible implications of FATCA with respect to the Senior Notes.
Current provisions of the Code and U.S. Treasury regulations that govern FATCA treat gross proceeds from the sale or other disposition of debt obligations that can produce U.S.-source interest (such as the Senior Notes) as subject to FATCA withholding. However, under proposed U.S. Treasury regulations (the preamble to which specifies that taxpayers are permitted to rely on them pending finalization), such gross proceeds are not subject to FATCA withholding.

UNDERWRITING
BofA Securities, Inc., Goldman Sachs & Co. LLC, Loop Capital Markets LLC, R. Seelaus & Co., LLC and Siebert Williams Shank & Co., LLC are acting as representatives of each of the underwriters named below for the offering of the Senior Notes. Subject to the terms and conditions of the underwriting agreement dated the date of this prospectus supplement, the underwriters have severally agreed to purchase from us, and we have agreed to sell to the underwriters, the respective principal amount of Senior Notes listed opposite their names in the table below:

Principal Amount of Senior Notes
BofA Securities, Inc.	$75,000,000
Goldman Sachs & Co. LLC	$75,000,000
Loop Capital Markets LLC	$75,000,000
R. Seelaus & Co., LLC	$75,000,000
Siebert Williams Shank & Co., LLC	$75,000,000
Academy Securities, Inc.	$25,000,000
Cabrera Capital Markets LLC	$25,000,000
J.P. Morgan Securities LLC	$25,000,000
Morgan Stanley & Co. LLC	$25,000,000
Penserra Securities LLC	$25,000,000
Total	$500,000,000
The underwriters are committed to take and pay for all of the Senior Notes being offered, if any are taken.
The representatives have advised us that the underwriters propose initially to offer the Senior Notes to the public at the public offering price set forth on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of 0.350% of the principal amount per Senior Note. The underwriters may allow, and the dealers may reallow, a discount not in excess of 0.250% of the principal amount per Senior Note to other dealers. If all of the Senior Notes are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms. The offering of the Senior Notes by the underwriters is subject to receipt and acceptance and subject to the underwriters right to reject any order in whole or in part.
We will pay an underwriting discount of 0.600% of the principal amount per Senior Note, and a total underwriting discount for the Senior Notes offering of $3,000,000.
We estimate that our total expenses for this offering will be approximately $1.2 million (excluding the underwriting discount).
We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or to contribute to payments the underwriters may be required to make because of any of those liabilities.
The Senior Notes will not be listed on any securities exchange. Currently there is no public trading market for any of the Senior Notes. We have been advised by the underwriters that the underwriters currently intend to make a market in the Senior Notes but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of, or the trading markets for, the Senior Notes.

In connection with the offering, the underwriters may purchase and sell Senior Notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater principal amount of the Senior Notes than they are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the Senior Notes while the offering is in progress.
The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased Senior Notes sold by or for the account of such underwriter in stabilizing or short covering transactions.
These activities by the underwriters, as well as other purchases by the underwriters for their own accounts, may stabilize, maintain or otherwise affect the market price of the Senior Notes. As a result, the price of the Senior Notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.
We have agreed in the underwriting agreement that during the period beginning on the date of this prospectus supplement and continuing to, and including, the latter of (i) the termination of trading restrictions for the Senior Notes, as notified to us by the representatives or their counsel and (ii) the time of delivery for the Senior Notes, we will not, without the prior written consent of the representatives, offer, sell, contract to sell or otherwise dispose of any securities which are substantially similar to the Senior Notes.
The underwriters and their respective affiliates are engaged in various activities, which may include sales and trading, investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial activities and services. Certain of the underwriters and their affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us and our subsidiaries, for which they received or will receive customary fees and expenses.
In addition, in the ordinary course of their business activities, the underwriters and their respective affiliates may make or hold a broad array of investments, including acting as counterparties to certain derivative and hedging arrangements, and actively trade debt and equity securities (or related derivative securities) and financial instruments for their own account and for the accounts of their customers. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Senior Notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Senior Notes offered hereby. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may, at any time, hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Alternative Settlement Cycle
It is expected that delivery of the Senior Notes will be made against payment therefor on or about June 24, 2024, which is the third business day following the date hereof (such settlement cycle being referred to as “T+3”). Pursuant to Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in one business day unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Senior Notes prior to the business day before delivery of the Senior Notes will be required, by virtue of the fact that the Senior Notes initially will settle in T+3, to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement and should consult their own advisors.
Notice to Prospective Investors in Canada
The Senior Notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Senior Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Notice to Prospective Investors in the European Economic Area
The Senior Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Senior Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Senior Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of Senior Notes in any Member State of the EEA will be made to persons or legal entities qualifying as “qualified investors” (as defined in the Prospectus Regulation). This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the Prospectus Regulation.
Notice to Prospective Investors in the United Kingdom
The Senior Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”); or (ii) a customer within the meaning of the provisions of the United Kingdom Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of the Prospectus Regulation as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended) as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Senior Notes or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering or selling the Senior Notes or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of Senior Notes in United Kingdom will be made to persons or legal entities qualifying as “qualified investors” (as defined in the UK Prospectus Regulation). This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the UK Prospectus Regulation.
In addition, in the United Kingdom, this prospectus supplement and the accompanying prospectus are being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the UK Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This prospectus supplement, the accompanying prospectus and any of their contents must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this prospectus supplement and the accompanying prospectus relate is only available to, and will be engaged in only with, relevant persons.
Notice to Prospective Investors in Hong Kong
The Senior Notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Senior Notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Senior Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.
The contents of this prospectus supplement and the accompanying prospectus have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offering of the Senior Notes. If you are in any doubt about any of the contents of this document, you should obtain independent professional advice.

Notice to Prospective Investors in Japan
The Senior Notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended) (the “FIEA”) on the ground that the solicitation for subscription of the Senior Notes falls within the definition of “solicitation to qualified institutional investors” as defined in Article 2, paragraph 3, item 2(I) of the FIEA. Such solicitation shall be subject to the condition that any qualified institutional investor (as defined under the FIEA, “QII”) who acquires the Senior Notes shall enter into an agreement which provides that it shall not transfer such interests to anyone other than another QII. Accordingly, the Senior Notes have not been and will not be offered or sold, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to, or for the account or benefit of, others for re-offering or resale, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan, except for in a private placement described above pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan.
Notice to Prospective Investors in Singapore
This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Senior Notes may not be circulated or distributed, nor may the Senior Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act, 2001 of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Notice to Prospective Investors in Taiwan
The Senior Notes have not been, and will not be, registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan, the Republic of China (“Taiwan”) and/or other regulatory authority of Taiwan pursuant to applicable securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitute an offer within the meaning of the Taiwan Securities and Exchange Act or relevant laws and regulations that requires a registration, filing or approval of the Financial Supervisory Commission of Taiwan and/or other regulatory authority of Taiwan. No person or entity in Taiwan is authorized to offer, sell, distribute or otherwise intermediate the offering of the Senior Notes or the provision of information relating to this prospectus supplement and the accompanying prospectus. The Senior Notes may be made available to Taiwan resident investors outside Taiwan for purchase by such investors outside Taiwan for purchase outside Taiwan by investors residing in Taiwan, but may not be issued, offered, sold or resold in Taiwan, unless otherwise permitted by Taiwan laws and regulations. No subscription or other offer to purchase the Senior Notes shall be binding on us until received and accepted by us or any underwriter outside of Taiwan (the “Place of Acceptance”), and the purchase/sale contract arising therefrom shall be deemed a contract entered into in the Place of Acceptance.

Notice to Prospective Investors in Korea
The Senior Notes have not been and will not be registered under the Financial Investment Services and Capital Markets Act of Korea and none of the Senior Notes may be offered or sold, directly or indirectly, in Korea or to any resident of Korea, or to any persons for reoffering or resale, directly or indirectly, in Korea or to, or for the account or benefit of, any resident of Korea (as such term is defined in the Foreign Exchange Transaction Law of Korea and rules and regulations promulgated thereunder), except as otherwise permitted under applicable laws and regulations. By the purchase of the Senior Notes, the relevant holder thereof will be deemed to represent and warrant that if it is in Korea or is a resident of Korea, it purchased the Senior Notes pursuant to the applicable laws and regulations of Korea.
Notice to Prospective Investors in Switzerland
This prospectus supplement and the accompanying prospectus are not intended to constitute an offer or solicitation to purchase or invest in the Senior Notes. The Senior Notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the Senior Notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement and the accompanying prospectus nor any other offering or marketing material relating to the Senior Notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement and the accompanying prospectus nor any other offering or marketing material relating to the Senior Notes may be publicly distributed or otherwise made publicly available in Switzerland.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational requirements of the Exchange Act. Accordingly, we file annual, quarterly and current reports, proxy statements and other information with the SEC. These SEC filings are available to the public from commercial document retrieval services and at the Internet site maintained by the SEC at www.sec.gov. Reports, proxy statements and other information concerning us may also be inspected at the offices of the New York Stock Exchange at 11 Wall Street, New York, New York 10005.
The SEC allows us to “incorporate by reference” information into this prospectus supplement and the accompanying prospectus, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. This prospectus supplement incorporates by reference the documents set forth below that we have previously filed with the SEC (File No. 001-11840). These documents contain important business and financial information about us that is not included in or delivered with this prospectus supplement and the accompanying prospectus. Information furnished under Item 2.02 and Item 7.01 of our Current Reports on Form 8-K is not incorporated by reference in this prospectus supplement or the accompanying prospectus.
THE ALLSTATE CORPORATION FILINGS
•Our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed February 21, 2024;
•Our Quarterly Report on Form 10-Q for the period ended March 31, 2024, filed May 1, 2024; and
•Our Current Reports on Form 8-K, filed May 15, 2024 and May 16, 2024 (with respect to the Item 5.07 information).
We are also incorporating by reference all other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, other than information furnished under Item 2.02 or Item 7.01 of our Current Reports on Form 8-K, prior to the termination of this offering of the Senior Notes. Any information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus will be deemed to be modified or superseded to the extent that information contained in any subsequently filed document that is also incorporated by reference in this prospectus supplement and the accompanying prospectus modifies or supersedes that information.
You can request a free copy of any or all of these documents, other than the exhibits to those documents, unless those exhibits are specifically incorporated by reference into these documents, by writing to: Investor Relations, The Allstate Corporation, 3100 Sanders Road, Northbrook, Illinois 60062, or calling: (847) 402-2800.

LEGAL MATTERS
Certain legal matters in connection with the Senior Notes will be passed upon for us by Julie E. Cho, Vice President, Deputy General Counsel, and Secretary of The Allstate Corporation, and by Willkie Farr & Gallagher LLP, New York, New York. Certain legal matters will be passed upon for the underwriters by Mayer Brown LLP, Chicago, Illinois. Willkie Farr & Gallagher LLP has from time to time represented, and continues to represent, certain of the underwriters on other legal matters. Ms. Cho is a full-time employee and officer of Allstate Insurance Company and owns less than 1% of the common stock of The Allstate Corporation.
EXPERTS
The consolidated financial statements and the related financial statement schedules of The Allstate Corporation as of December 31, 2023 and 2022, and for each of the three years in the period ended December 31, 2023, incorporated by reference in this prospectus supplement, and the effectiveness of The Allstate Corporation’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements and financial statement schedules are incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS
THE ALLSTATE CORPORATION
Debt Securities
Common Stock
Preferred Stock
Depositary Shares
Warrants
Stock Purchase Contracts
Stock Purchase Units

By this prospectus, we may offer from time to time any combination of the securities described in this prospectus.
We will provide the specific terms of these securities in supplements to this prospectus. We can only use this prospectus to offer and sell any specific security by also including a prospectus supplement for that security. You should read this prospectus and the prospectus supplements carefully before you invest.
Unless stated otherwise in this prospectus or the applicable prospectus supplement, these securities will not be listed on any securities exchange.
Investing in our securities involves risks. See “Risk Factors” on page 2 of this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 30, 2024

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission using a “shelf” registration process. Under this shelf process, we may sell the securities described in the prospectus from time to time. This prospectus provides you with a general description of the securities we may offer. We may also add, update or change information contained in this prospectus through one or more supplements to this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”
No person has been authorized to give any information or to make any representations, other than those contained or incorporated by reference in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by The Allstate Corporation or any underwriter, agent, dealer or remarketing firm. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of The Allstate Corporation since the date hereof or that the information contained or incorporated by reference herein is correct as of any time subsequent to the date of such information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.
References to “Allstate,” “we,” “us” and “our” in this prospectus are references to The Allstate Corporation, and not to any of our subsidiaries, unless we state otherwise or the context otherwise requires.
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THE ALLSTATE CORPORATION
The Allstate Corporation is a holding company that conducts its business principally through Allstate Insurance Company (“AIC”) and other subsidiaries (collectively, including The Allstate Corporation, “Allstate”). Allstate is primarily engaged in the property and casualty insurance business in the United States and Canada. Allstate is one of the largest publicly held personal lines insurers in the United States and the second largest personal property and casualty insurer in the United States on the basis of 2022 statutory direct premiums written according to A.M. Best.
The Allstate Corporation was incorporated in Delaware on November 5, 1992. Our executive offices are located at 3100 Sanders Road, Northbrook, Illinois, 60062-6127. Our telephone number is (847) 402-5000.
As a holding company with no significant business operations of our own, we rely on dividends from AIC as one of the principal sources of cash to pay dividends and to meet our obligations, including the payment of principal and interest on debt or to fund non-insurance-related businesses. AIC is regulated as an insurance company in Illinois. The payment of dividends by AIC is limited by Illinois insurance law to formula amounts based on statutory net income and statutory surplus, as well as the timing and amount of dividends paid in the preceding twelve months.
The laws of other jurisdictions that generally govern our insurance subsidiaries contain similar limitations on the payment of dividends. However, such laws in some jurisdictions may be more restrictive.

RISK FACTORS
Investing in our securities involves risks. You should carefully consider the risks described in our filings with the Securities and Exchange Commission referred to below in “Where You Can Find More Information” as well as those included in any prospectus supplement hereto. For example, our Annual Report on Form 10-K for the year ended December 31, 2023 contains a discussion of significant risks under the caption “Risk Factors” which could be relevant to your investment in the securities. Our subsequent filings with the Securities and Exchange Commission may contain amended and updated discussions of significant risks.

USE OF PROCEEDS
Unless we specify otherwise in the applicable prospectus supplement accompanying this prospectus, we will use the net proceeds from the sale of the securities for general corporate purposes.

DESCRIPTION OF DEBT SECURITIES
The following description of the debt securities and terms of the indentures is a summary. It summarizes only those aspects of the debt securities and those portions of the indentures which we believe will be most important to your decision to invest in our debt securities. You should keep in mind, however, that it is the indentures, and not this summary, which define your rights as a debtholder. There may be other provisions in the indentures which are also important to you. You should read the indentures for a full description of the terms of the debt. The senior indenture and the subordinated indenture are filed as exhibits to the Registration Statement that includes this prospectus. See “Where You Can Find More Information” for information on how to obtain copies of the senior indenture and the subordinated indenture.
The debt securities may be issued from time to time in one or more series. The particular terms of the debt securities offered by any prospectus supplement and the extent to which the general provisions described below may apply to such debt securities will be outlined in the applicable prospectus supplement.
We will issue the senior debt securities under a Senior Indenture, entered into between Allstate and U.S. Bank Trust Company, National Association (as successor in interest to State Street Bank and Trust Company), as trustee, dated December 16, 1997, as amended by a third supplemental indenture dated as of July 23, 1999 and as amended by a sixth supplemental indenture dated as of June 12, 2000 and as may be supplemented by one or more additional supplemental indentures. We will issue the subordinated debt securities under a separate Subordinated Indenture, entered into between Allstate and U.S. Bank Trust Company, National Association (as successor in interest to State Street Bank and Trust Company), as trustee, dated November 25, 1996, as amended by a third supplemental indenture dated as of July 23, 1999 and as amended by a fourth supplemental indenture dated as of June 12, 2000 and as may be supplemented by one or more additional supplemental indentures. The Senior Indenture and the Subordinated Indenture are sometimes referred to collectively as the “indentures.” The trustees under the Senior Indenture and under the Subordinated Indenture are referred to herein as the “indenture trustees.”
In addition, as described under “Description of Depositary Shares,” we may, at our option, offer depositary shares evidenced by depositary receipts, each representing a fractional interest in debt securities and deposited with a depositary. The fractional interest in the debt securities which each depositary share represents will be stated in the prospectus supplement relating to any debt securities offered through depositary shares.
Numerical references in parentheses below are to sections in the applicable indenture. Wherever we refer to particular sections or defined terms of an indenture, those sections or defined terms are incorporated by reference in this description as part of the statement made, and the statement is qualified in its entirety by such reference.
General
The indentures provide that we may issue debt securities in separate series from time to time in an unlimited amount. We may specify a maximum aggregate principal amount for the debt securities of any series. (Section 301) The debt securities will have terms and provisions that are not inconsistent with the applicable indenture, including our determination as to maturity, principal and interest. Unless otherwise indicated in a prospectus supplement, the senior debt securities will be our unsecured obligations and will rank in parity with all other unsecured and unsubordinated indebtedness. The subordinated debt securities will be our unsecured obligations, subordinated in right of payment to the prior payment in full of all our senior debt as described in the applicable prospectus supplement.

Our assets consist primarily of the common stock of AIC and other subsidiaries, and we conduct no substantial business or operations of our own. We derive substantially all of our income from our operating subsidiaries. Accordingly, our cash flows and consequent ability to service our obligations, including our debt securities, are dependent upon the earnings of our subsidiaries, and distributions of those earnings to us, and other payments or distributions of funds by our subsidiaries to us.
Except to the extent we or our creditors have a priority or equal claim as a creditor directly against our subsidiaries, payments due on the debt securities and any distribution of assets of any of our subsidiaries upon liquidation or reorganization effectively will be subordinated to the debt and preferred stock of the subsidiaries because, as the common stockholder of those subsidiaries, we will be subject to the prior claims of their creditors. Our debt securities effectively will also be subordinated to any of our secured indebtedness to the extent of any such security.
We will prepare a prospectus supplement for each series of debt securities that we issue. Each prospectus supplement will set forth the applicable terms of the debt securities to which it relates. These terms will include some or all of the following:
•the title of the debt securities;
•any limit on the aggregate principal amount of the debt securities or the series of which they are a part;
•the person to whom any interest on any of the debt securities will be payable, if other than the person in whose name that debt security is registered at the close of business on the record date for such interest payment;
•the dates on which the principal of any of the debt securities will be payable;
•the rates at which the debt securities will bear interest, the dates from which any interest will accrue, the interest payment dates on which any interest will be payable and the record date for any such interest payable;
•the places where the principal, interest and premium on any of such debt securities will be payable;
•the definition of business day;
•the periods within which, the prices at which and the terms on which any debt securities may be redeemed at our option and, if other than by a resolution by our Board of Directors, the manner in which any election by us to redeem the debt securities will be evidenced;
•any obligation we have to redeem or purchase any of the debt securities out of any sinking fund or, at the option of the holder, the periods within which, the prices and terms on which any of such debt securities will be redeemed or purchased;
•the denominations in which any of the debt securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof;
•if the amount of principal, interest or premium on any of the debt securities may be determined with reference to an index or by a formula, the manner in which such amounts will be determined;
•if other than the currency of the United States, the currency, currencies or currency units in which the principal, interest or premium on any of the debt securities will be payable;

•if the principal, interest or premium on any of the debt securities is to be payable, at our election or the election of the holder, in one or more currencies other than those in which the debt securities are stated to be payable, the currencies in which payment of the principal, interest and premium on the debt securities as to which such election is made will be payable, the periods within which and the terms upon which such election is to be made and the amount so payable;
•if other than the entire principal amount, the portion of the principal amount of debt securities which will be payable upon declaration of acceleration of the maturity thereof;
•if the principal amount payable at the stated maturity of any of the debt securities is not determinable upon original issuance, the amount which will be deemed to be the principal amount of the debt securities for any other purpose thereunder or under the applicable indenture including the principal amount thereof which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any date (or, in any such case, any manner in which such principal amount is to be determined);
•any trustee (other than U.S. Bank Trust Company, National Association), depositary, authenticating or paying agent, transfer agent, registrar or other agent with respect to the debt securities;
•if applicable, the extent to which the debt securities are defeasible, that is, capable of being made void;
•whether any of the debt securities will be issuable in the form of global securities;
•the terms and conditions of any obligation or right we would have or any option you would have to convert or exchange the debt securities into other securities or cash;
•any addition to or change in the events of default applicable to any of the debt securities and any change in the right of an indenture trustee or the holders to declare the principal amount of any debt securities due and payable;
•any addition to or change in the covenants described under “Certain Covenants with Respect to Senior Debt Securities” and “Certain Covenants with Respect to Subordinated Debt Securities” applicable to any of such debt securities; and
•any other terms of the debt securities not inconsistent with the provisions of the applicable indenture but which may modify or delete any provision of the indenture insofar as it applies to such series; provided that no term of any indenture may be modified or deleted if imposed under the Trust Indenture Act and that any modification or deletion of the rights, duties or immunities of the applicable indenture trustee shall have been consented to in writing by the indenture trustee.
(Section 301)
Debt securities, including original issue discount securities, may be sold at a substantial discount below their principal amount. Special United States federal income tax considerations applicable to debt securities sold at an original issue discount or which are denominated in a currency or currency unit other than United States dollars will be described in the applicable prospectus supplement.
Form, Exchange and Transfer
The debt securities of a series shall be issued as registered securities, unless a supplemental indenture, as described in the applicable prospectus supplement, provides that debt securities of a series may be issued as bearer securities (with or without coupons attached) or as both registered securities and bearer securities. Debt securities may be issuable in the form of global debt securities, as described below under “Global Securities.”
Registered securities of any series will be exchangeable for other registered securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. If the supplemental indenture permits debt securities of any series to be issuable as both registered securities and as bearer securities, then at the option of the holder and subject to the terms of the applicable indenture, bearer securities of such series will be exchangeable for registered securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. Unless otherwise indicated in the applicable prospectus supplement, any bearer security surrendered in exchange for a registered security between a record date or a special record date for defaulted interest and the relevant date for payment of interest will be surrendered without the coupon relating to such date for payment of interest and interest represented by that coupon will not be payable in respect of the registered security issued in exchange for such bearer security, but will be payable only to the holder of such coupon when due in accordance with the terms of the applicable indenture. Bearer securities will not be issued in exchange for registered securities.
No service charge will be made for any registration of transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Such transfer or exchange will be effected upon the security registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. We have appointed the applicable indenture trustee as security registrar. Any transfer agent (in addition to the security registrar) initially designated by us for any debt securities will be named in the applicable prospectus supplement. (Section 305)
In the event that we redeem in part debt securities of any series, we will not be required to:
•issue, register the transfer of or exchange any debt security of that series, or of that series and specified tenor, as the case may be, during a period beginning at the opening of business 15 business days before the day of mailing of a notice of redemption of any such debt security selected for redemption and ending at the close of business on the day of such mailing; or
•register the transfer of or exchange any debt security so selected for redemption, in whole or in part, except the unredeemed portion of any such debt security being redeemed in part.
(Section 305)
Global Securities
The debt securities of any series may be represented by global securities which will have an aggregate principal amount equal to that of the debt securities they represent. We will deposit the debt securities with, or on behalf of, a depositary identified in the prospectus supplement relating to such series. Each global security will bear a legend regarding the restrictions on exchanges and registration of transfer as may be provided by the indentures. The depositary shall at all times be a clearing agency registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). (Section 101)

No global security may be exchanged for debt securities registered, and no transfer of a global security may be registered, in the name of any person other than the depositary for such global security unless:
•the depositary has notified us that it is unwilling or unable to continue as depositary for such global security or has ceased to be qualified to act as such as required by the applicable indenture;
•there shall have occurred and be continuing an event of default with respect to the debt securities represented by such global security; or
•there shall exist such circumstances as may be described in the applicable prospectus supplement.
All debt securities issued in exchange for a global security or any portion thereof will be registered in such names as the depositary may direct. (Section 305) The laws of some jurisdictions require that certain purchasers of debt securities take physical delivery of such debt securities in definitive form. Such laws may impair the ability to transfer beneficial interests in a global security.
As long as the depositary, or its nominee, is the registered holder of a global security, the depositary or such nominee will be considered the sole owner and holder of such global security and the debt securities represented by it. Except in the limited circumstances referred to above, owners of beneficial interests in a global security will not be entitled to have such global security or any debt securities represented thereby registered in their names, will not receive or be entitled to receive physical delivery of certificated debt securities in exchange therefor and will not be considered to be the owners or holders of such global security or any debt securities represented thereby for any purpose under the debt securities or the applicable indenture. All payments of principal, interest and premium on a global security will be made to the depositary or its nominee, as its holder.
Ownership of beneficial interests in a global security will be limited to participants or to persons that may hold beneficial interests through institutions that have accounts with the depositary or its nominee. Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or any such participant. Payments, transfers, exchanges and other matters relating to beneficial interests in a global security may be subject to various policies and procedures adopted by the depositary from time to time. Neither Allstate, any indenture trustee or any agent of Allstate or of any indenture trustee will have any responsibility or liability for any aspect of the depositary or any participant’s records relating to, or for payments made on account of, beneficial interests in a global security, or for maintaining, supervising or reviewing any of the depositary’s records or any participant’s records relating to such beneficial ownership interests.
Payment and Paying Agents
Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name such debt security is registered at the close of business on the record date for such interest, except in the case of defaulted interest. (Section 307)
Unless otherwise indicated in the applicable prospectus supplement, principal, interest and premium on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as we may designate for such purpose from time to time. Notwithstanding, at our option, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register.

Unless otherwise indicated in the applicable prospectus supplement, a paying agent designated by us and located in the Borough of Manhattan, The City of New York will act as paying agent for payments with respect to debt securities of each series. All paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series. (Section 1002)
All moneys paid by us to a paying agent for the payment of the principal, interest or premium on any debt security which remain unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us upon request, and the holder of such debt security thereafter may look only to us for payment thereof. (Section 1003)
Conversion or Exchange
We may convert or exchange the debt securities into our common stock or other securities. If so, we will describe the specific terms on which the debt securities may be converted or exchanged in the applicable prospectus supplement. The conversion or exchange may be mandatory, at your option, or at our option. The applicable prospectus supplement will describe the manner in which the shares of our common stock or other securities you would receive would be converted or exchanged.
Subordination of Subordinated Debt Securities
Unless otherwise indicated in the prospectus supplement, the following provisions will apply to the subordinated debt securities.
To the extent set forth in the Subordinated Indenture, the subordinated debt securities will be subordinate in right of payment to the prior payment in full of all senior indebtedness. (Section 1401 of the Subordinated Indenture) In the event of an insolvency, the holders of senior indebtedness shall be entitled to receive payment in full of all amounts due or to become due in respect of all senior indebtedness (or provisions shall be made for such payment in cash) before the holders of subordinated debt securities are entitled to receive any distribution on account of principal, interest or premium on subordinated debt securities. Consequently, the holders of senior indebtedness shall be entitled to receive all distributions of any kind which may be deliverable in respect of the subordinated debt securities in any insolvency, including any distribution which may be deliverable by reason of the payment of any of our other indebtedness being subordinated to the payment of subordinated debt securities. The holders of senior indebtedness shall apply such distributions to the payment of the senior indebtedness.
“Insolvency” means any of the following events:
•any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding, relative to us or to our creditors, or to our assets; or
•any liquidation, dissolution or other winding-up of Allstate, whether or not involving insolvency or bankruptcy; or
•any assignment for the benefit of creditors or any other marshaling of our assets and liabilities. (Section 1403 of the Subordinated Indenture)
By reason of such subordination, in the event of liquidation or insolvency, our creditors may recover less, ratably, than holders of senior debt securities and may recover more, ratably, than the holders of the subordinated debt securities.

In the event of the acceleration of the maturity of any subordinated debt securities, the holders of all senior debt securities outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due on the senior debt securities before the holders of the subordinated debt securities will be entitled to receive any payment of principal, interest or premium on the subordinated debt securities. (Section 1404 of the Subordinated Indenture)
No payment of principal, interest or premium on the subordinated debt securities is permitted if any of our senior indebtedness is not paid when due and any applicable grace period with respect to such default has ended and such default has not been cured or waived or ceased to exist, or if the maturity of any of our senior indebtedness has been accelerated because of a default. (Section 1402 of the Subordinated Indenture)
The Subordinated Indenture does not limit or prohibit the issuance of additional senior debt securities, which may include indebtedness that is senior to the subordinated debt securities, but subordinate to our other obligations.
The term “Senior Indebtedness” means, with respect to Allstate:
•the principal, interest and premium in respect of our indebtedness for borrowed money and indebtedness evidenced by securities, debentures, bonds or other similar instruments issued by us;
•all of our capital lease obligations;
•all of our obligations issued or assumed as the deferred purchase price of property, all of our conditional sale obligations and all of our obligations under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);
•all of our obligations for the reimbursement on any letter of credit, banker’s acceptance, security purchase facility or similar credit transaction;
•all obligations of the types referred to above of other persons for the payment of which we are responsible or liable as obligor, guarantor or otherwise; and
•all obligations of the types referred to above of other persons secured by any lien on any of our property or assets whether or not such obligation is assumed by us, except for any such indebtedness that is by its terms subordinated to or ranks equal with the subordinated debt securities.
Such senior indebtedness shall continue to be senior indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such senior indebtedness. (Sections 101 and 1408 of the Subordinated Indenture)
The prospectus supplement may further describe the provisions applicable to the subordination of the subordinated debt securities of a particular series.
Certain Covenants with Respect to Senior Debt Securities
Limitation on Liens of Stock of AIC. The Senior Indenture prohibits us and our subsidiaries from directly or indirectly creating, assuming, incurring or permitting to exist any indebtedness secured by any lien on the capital stock of AIC unless the senior debt securities shall be secured equally and ratably with such indebtedness for at least the time period such indebtedness is so secured. (Section 1008 of the Senior Indenture)

“Indebtedness” is defined in the Senior Indenture as the principal, premium and interest due on indebtedness of a person, whether outstanding on the date of such indenture or thereafter created, incurred or assumed, which is indebtedness for borrowed money, and any amendments, renewals, extensions, modifications and refundings of any such indebtedness. For purposes of this definition, “indebtedness for borrowed money” means:
•any obligation of, or any obligation guaranteed by, such person for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments;
•any obligation of, or any such obligation guaranteed by, such person evidenced by bonds, debentures, notes or similar written instruments, including obligations assumed or incurred in connection with the acquisition of property, assets or businesses, provided, however, that the deferred purchase price of any property, assets or business shall not be considered indebtedness if the purchase price thereof is payable in full within 90 days from the date on which such indebtedness was created; and
•any obligations of such person as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles and leases of property or assets made as part of any sale and lease-back transaction to which such person is a party.
For purposes of this covenant only, indebtedness also includes any obligation of, or any obligation guaranteed by, any person for the payment of amounts due under a swap agreement or similar instrument or agreement, or under a foreign currency hedge exchange or similar instrument or agreement. (Sections 101 and 1008 of the Senior Indenture)
Limitations on Disposition of Stock of AIC. Subject to limited exceptions, the Senior Indenture provides that as long as any senior debt securities are outstanding, we will not issue, sell, transfer or otherwise dispose of any shares of, securities convertible into, or warrants, rights or options to subscribe for or purchase shares of, capital stock of AIC, other than preferred stock having no voting rights of any kind, and that we will not permit AIC to issue any shares of, or securities convertible into, or warrants, rights or options to subscribe for or purchase shares of, capital stock of AIC, other than preferred stock having no voting rights of any kind if, after giving effect to any such transaction and the issuances of the maximum number of shares issuable upon the conversion or exercise of all such convertible securities, warrants, rights or options, we would own, directly or indirectly, less than 80% of the shares of AIC, other than preferred stock having no voting rights of any kind. The Senior Indenture also requires that any such issuance, sale, transfer or other disposition by AIC must be made for at least a fair market value consideration, as determined by our Board of Directors in good faith, and that the foregoing shall not prohibit any such issuance or disposition of securities if required by any law or any regulation or order of any governmental or insurance regulatory authority.
Notwithstanding the foregoing, we may merge or consolidate AIC into or with another direct wholly owned subsidiary and we may, subject to the provisions set forth in “Consolidation, Merger and Sale of Assets” below, sell, transfer or otherwise dispose of the entire capital stock of AIC at one time for at least a fair market value consideration as determined by our Board of Directors in good faith. (Section 1009 of the Senior Indenture)
Consolidation, Merger and Sale of Assets
Without the consent of the holders of any of the outstanding debt securities under the indentures, we may consolidate with or merge into, or convey, transfer or lease our properties and assets to any person and may permit any person to consolidate with or merge into us. However, in such event, any successor person must be a corporation, partnership, or trust organized and validly existing under the laws of any domestic jurisdiction and must assume our obligations on the debt securities and under the applicable indenture. We agree that after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default shall have occurred and be continuing and that certain other conditions are met; provided such provisions will not be applicable to the direct or indirect transfer of the stock, assets or liabilities of any of our subsidiaries to another of our direct or indirect subsidiaries. (Section 801)
Except as provided in this prospectus or as may otherwise be provided in the accompanying prospectus supplement, there are no “event risks” or similar provisions of the indentures or the debt securities that are intended to afford protection to holders in the event of a merger or other significant corporate event involving us or our subsidiaries.
Outstanding Debt Securities
“Outstanding,” when used with respect to debt securities, means, as of the date of determination, all debt securities authenticated and delivered under the applicable indenture, except:
•debt securities canceled by the indenture trustee or delivered to the indenture trustee for cancellation;
•debt securities for whose payment or redemption money in the necessary amount has been deposited with the indenture trustee or any paying agent (other than us) in trust or set aside and segregated in trust by us (if we shall act as its own paying agent) for the holders of such debt securities and, if such debt securities are to be redeemed, notice of such redemption has been given according to the applicable indenture or provisions satisfactory to the indenture trustee have been made;
•debt securities as to which defeasance has been effected pursuant to Section 1302 of the applicable indenture; and
•debt securities which have been paid pursuant to the applicable indenture or in exchange for or in lieu of which other debt securities have been authenticated and delivered pursuant to the applicable indenture, other than any debt securities in respect of which there shall have been presented to the indenture trustee proof satisfactory to it that such debt securities are held by a bona fide purchaser in whose hands such debt securities are our valid obligations.
Each indenture provides that in determining whether the holders of the requisite principal amount of the outstanding debt securities have given, made or taken any request, demand, authorization, direction, notice, consent, waiver or other action under the applicable indenture:
•the principal amount of an original issue discount security that shall be deemed to be outstanding shall be the amount of the principal that would be due and payable as of the date of such determination upon acceleration of the maturity to such date;
•the principal amount of a debt security denominated in one or more foreign currencies which shall be deemed to be outstanding shall be the U.S. dollar equivalent, determined as of the date of original issuance of such debt security in the manner provided by the applicable indenture, of the principal amount of such debt security (or, in the case of an original issue discount security, of the amount determined as provided above);
•if the principal amount payable at the stated maturity of any debt security is not determinable upon original issuance, the principal amount of such debt security that is deemed to be outstanding shall be the amount as specified by the applicable indenture; and

•debt securities beneficially owned by us or any other obligor upon the debt securities or any of our affiliates or such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the applicable indenture trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only debt securities which a responsible officer of the indenture trustee knows to be so owned shall be so disregarded.
Debt securities so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the applicable indenture trustee the pledgee’s right to act with respect to the debt securities and that the pledgee is not us or any other obligor upon the debt securities or any of our affiliates or of such other obligor. (Section 101)
Events of Default
The following are events of default under the applicable indenture with respect to debt securities of any series:
•we fail to pay the principal or premium on any debt security of that series when due;
•we fail to pay any interest on any debt securities of that series when due, continued for 30 days;
•we fail to deposit any sinking fund payment, when due, in respect of any debt security of that series;
•we fail to perform any other covenant of ours in the applicable indenture, other than a covenant included in the applicable indenture solely for the benefit of a series other than that series, continued for 60 days after written notice has been given to us by the indenture trustee or to us and to the indenture trustee by the holders of at least 25% in principal amount of the outstanding debt securities of that series, as provided in the applicable indenture; and
•certain events in bankruptcy, insolvency or reorganization.
(Section 501)
Each indenture provides that if an event of default with respect to the debt securities of any series at the time outstanding shall occur and be continuing, either the indenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal amount of the debt securities of that series to be due and payable immediately. However, after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured or waived. (Section 502) For information as to waiver of defaults, see “Modification and Waiver.”
Subject to the provisions of the applicable indenture relating to the duties of the indenture trustee in case an event of default shall occur and be continuing, the indenture trustee will be under no obligation to exercise any of its rights or powers under the applicable indenture at the request or direction of any of the holders, unless such holders shall have offered to the indenture trustee reasonable indemnity. (Section 603) Subject to such provisions for the indemnification of the indenture trustee and certain other limitations set forth in the indentures, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee or exercising any trust or power conferred on the indenture trustee with respect to the debt securities of that series. (Section 512)

No holder of a debt security of any series will have any right to institute any proceeding with respect to the applicable indenture, or for the appointment of a receiver or a trustee, or for any remedy thereunder, unless:
•such holder has previously given written notice to the indenture trustee of a continuing event of default with respect to the debt securities of that series;
•the holders of not less than 25% in principal amount of the outstanding debt securities of that series shall have made proper written request to the indenture trustee to institute proceedings in respect of such event of default in its own name as trustee under the applicable indenture;
•such holder or holders have offered to the indenture trustee reasonable indemnity against costs, expenses and liabilities to be incurred in compliance with such request;
•the indenture trustee has failed to institute such proceeding for 60 days after receipt of such notice, request or offer of indemnity; and
•no direction inconsistent with such written request has been given to the indenture trustee during the 60-day period by the holders of a majority in principal amount of the outstanding debt securities of that series.
(Section 507)
However, such limitations do not apply to a suit instituted by a holder of a debt security for the enforcement of payment of the principal, interest or premium on such debt security on or after the due dates expressed in the debt security. (Section 508)
Annually, we are required to furnish to each indenture trustee a statement by certain of our officers as to whether we are in default in the performance or observance of any of the terms of the applicable indenture and, if so, specifying all such known defaults. (Section 1004)
Modification and Waiver
We and the trustee under each indenture may, without the consent of the holders of the debt securities, amend, waive or supplement the indenture for specified purposes, including to:
•cure any ambiguity, defect or inconsistency in an indenture, provided that the cure or correction does not adversely affect the holders of such debt securities;
•secure any debt securities;
•add covenants or any additional events of default for the protection of the holders of debt securities;
•add provisions to permit or facilitate the issuance of bearer securities (with or without coupons attached);
•establish the forms or terms of debt securities of any series;
•evidence the assumption by a successor corporation of our obligations;
•evidence and provide for the acceptance of appointment by a successor trustee; or
•conform any provision in an indenture to the requirements of the Trust Indenture Act.

(Section 901)
Each of the indentures provide that we and the applicable indenture trustee may modify and amend the applicable indenture with the consent of the holders of not less than a majority in principal amount of the outstanding debt securities of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding debt security affected thereby:
•change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security except to the extent provided in a prospectus supplement;
•reduce the principal amount of or any premium or interest on any debt security;
•reduce the amount of principal of an original issue discount security or any other debt security payable upon acceleration of the maturity;
•change the currency of payment of principal, interest or premium on any debt security;
•impair the right to institute suit for the enforcement of any payment on or with respect to any debt security;
•reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the applicable indenture;
•reduce the percentage in principal amount of outstanding debt securities of any series necessary for waiver of compliance with certain provisions of the applicable indenture or for waiver of certain defaults; or
•modify such provisions with respect to modification and waivers.
(Section 902)
The holders of a majority in principal amount of the outstanding debt securities of any series may waive compliance by us with certain restrictive provisions of the applicable indenture. (Section 1010 of the Senior Indenture and Section 1011 of the Subordinated Indenture) The holders of a majority in principal amount of the outstanding debt securities of any series may waive any past default under the applicable indenture, except a default in the payment of principal, premium or interest and certain covenants and provisions of the applicable indenture which cannot be amended without the consent of the holder of each outstanding debt security of such series affected. (Section 513)
We will be entitled, except in certain limited circumstances, to set any day as a record date for the purpose of determining the holders of outstanding debt securities of any series entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by the applicable indenture. To be effective, any such action for which we have set a record date must be taken by holders of the requisite principal amount of debt securities of the relevant series outstanding on such record date within 180 days after the record date, or within such shorter period as we may specify. (Section 104)
Defeasance and Covenant Defeasance
We may elect, at our option, to have the provisions of Section 1302, relating to defeasance and discharge of indebtedness, or Section 1303, relating to defeasance of certain covenants in the indentures, apply to the debt securities of any series, or to any specified part of a series. (Section 1301)

Defeasance and Discharge. Each indenture provides that we may elect to be discharged from obligations with respect to any particular debt securities. Such discharge will take effect when we deposit in trust for the benefit of the holders of such debt securities money or U.S. government obligations, or both which, through the payment of principal and interest in respect thereof in accordance with their terms will provide money in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal, interest and premium on such debt securities in accordance with their terms. However, such discharge shall not apply to our obligations to exchange or register the transfer of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and to hold moneys in trust. Such defeasance or discharge may occur only if, among other things, we have delivered to the indenture trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge were not to occur. (Sections 1302 and 1304)
Defeasance of Certain Covenants. Each indenture provides that we may elect to defease certain covenants with respect to any particular debt securities. Such defeasance will take effect when we deposit, in trust for the benefit of the holders of such debt securities, money or U.S. government obligations, or both, which, through the payment of principal and interest in accordance with their terms, will provide money in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal, interest and premium on such debt securities in accordance with their terms. Such defeasance may occur only if, among other things, we have delivered to the indenture trustee an opinion of counsel stating that holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance were not to occur. In the event we exercise this option with respect to any debt securities and such debt securities are declared due and payable because of the occurrence of any event of default, the amount of money and U.S. government obligations so deposited in trust will be sufficient to pay amounts due on such debt securities at the time of their stated maturities but may not be sufficient to pay amounts due on the debt securities upon any acceleration resulting from such event of default. In such case, we will remain liable for such payments. (Sections 1303 and 1304)
Notices
Notices to holders of debt securities will be given by mail to the addresses of such holders as they may appear in the security register. (Sections 101 and 106)
Title
Allstate, the applicable indenture trustee and any agent of Allstate or the indenture trustee may treat the person in whose name a debt security is registered as the absolute owner for the purpose of making payment and for all other purposes. (Section 308)
Governing Law
The indentures and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York. (Section 112)

Regarding the Indenture Trustee
U.S. Bank Trust Company, National Association, which is the trustee under the indentures described in this prospectus, performs other services for us and our affiliates.

DESCRIPTION OF CAPITAL STOCK
The following description of our capital stock is a summary. It summarizes only those aspects of our capital stock which we believe will be most important to your decision to invest in our capital stock. You should keep in mind, however, that it is our Restated Certificate of Incorporation, and our Amended and Restated Bylaws and the Delaware General Corporation Law, and not this summary, which define your rights as a securityholder. There may be other provisions in these documents which are also important to you. You should read these documents for a full description of the terms of our capital stock. Our Restated Certificate of Incorporation and our Amended and Restated Bylaws are incorporated by reference as exhibits to the Registration Statement that includes this prospectus. See “Where You Can Find More Information” for information on how to obtain copies of these documents.
Our Restated Certificate of Incorporation authorizes us to issue 2,000,000,000 shares of common stock, par value of $0.01 per share, and 25,000,000 shares of preferred stock, par value $1.00 per share. As of March 31, 2024, there were 263,876,180 shares of common stock outstanding and 82,000 shares of preferred stock outstanding.
The particular terms of the common stock or preferred stock offered by any prospectus supplement and the extent to which the general provisions described below may apply to such common stock or preferred stock will be outlined in the applicable prospectus supplement.
Common Stock
Outstanding shares of our common stock are listed on the New York Stock Exchange and the Chicago Stock Exchange under the symbol “ALL.” All outstanding shares of common stock are, and the shares of common stock issued under this prospectus, will be, fully paid and non-assessable.
Dividends. Subject to the prior rights of the holders of shares of preferred stock that may be issued and outstanding, the holders of common stock are entitled to receive dividends as and when declared by our Board of Directors. The issuance of dividends will depend upon, among other factors deemed relevant by our Board of Directors, our financial condition, results of operations, cash requirements, future prospects, changes in tax or other applicable laws relating to the treatment of dividends and regulatory restrictions on the payment of dividends that apply under applicable insurance laws. Dividends may be paid in cash, stock or other form. Each such dividend shall be payable to holders of record as they appear on our stock books on such record dates as shall be fixed by the Board of Directors.
Subject to certain limited exceptions, unless the full dividends on each of our (i) 5.10% Fixed Rate Noncumulative Perpetual Preferred Stock, Series H (“Series H Preferred Stock”), (ii) 4.750% Fixed Rate Noncumulative Perpetual Preferred Stock, Series I (“Series I Preferred Stock”), and (iii) our 7.375% Fixed Rate Noncumulative Perpetual Preferred Stock, Series J (the “Series J Preferred Stock”, and together with the Series H Preferred Stock and the Series I Preferred Stock, our “Preferred Stock”), for the preceding dividend period have been declared and paid or declared and a sum sufficient for the payment thereof has been set aside and any declared but unpaid dividends on such Preferred Stock for any prior period have been paid, we may not pay dividends on our common stock. If and when dividends on our Preferred Stock have not been declared and paid in full for at least six quarterly dividend periods, the authorized number of directors then constituting our Board of Directors will be increased by two additional directors, to be elected by the holders of our Preferred Stock together with the holders of all other affected classes and series of voting parity stock, voting as a single class, subject to certain conditions.
The terms of our outstanding Series A 6.50% Fixed-to-Floating Rate Junior Subordinated Debentures due 2067, 5.100% Fixed-To-Floating Rate Subordinated Debentures due 2053 and Series B 5.750% Fixed-to-Floating Rate Subordinated Debentures due 2053 (collectively, the

“Outstanding Subordinated Debentures”) also prohibit us from declaring or paying any dividends or distributions on our common or preferred stock if we have elected to defer interest payments on the Outstanding Subordinated Debentures, subject to certain limited exceptions.
Voting Rights. Each holder of common stock is entitled to one vote for each share held of record on all matters presented to a vote at a stockholders meeting, including the election of directors. The holders of common stock are not entitled to cumulative voting rights. Directors are elected if they receive the vote of the majority of the votes cast at any meeting for the election of directors at which a quorum is present. A majority of votes cast means the number of shares voted “for” a director exceeds 50% of the votes cast with respect to that director’s election. Votes cast shall include votes to withhold authority in each case and exclude abstentions. Except as otherwise provided in our Restated Certificate of Incorporation or Amended and Restated Bylaws or as required by law, all other matters can be approved by the affirmative vote of a majority of the shares represented at a meeting and entitled to vote on the matter.
Liquidation Rights. In the event of any liquidation, dissolution or winding-up of Allstate, the holders of common stock will share equally in the assets remaining after creditors and preferred stockholders are paid.
Other Rights. The holders of common stock have no preemptive rights to purchase or subscribe for any additional shares of common stock or other securities and there are no conversion rights or redemption or sinking fund provisions with respect to the common stock.
Preferred Stock
We are authorized to issue up to 25,000,000 shares of preferred stock, 82,000 of which are currently issued and outstanding. Our Board of Directors is authorized to provide for the issuance of the preferred stock in series, to establish or change the number of shares to be included in each series and to fix the designation, relative rights, preferences and limitations of each series, subject to such limitations as may be prescribed by law. In particular, our Board of Directors is authorized, without limitation, to determine the number of shares, the designation of the series, the dividend rate, voting rights, conversion and exchange rights, redemption provisions, liquidation rights and sinking fund provisions, all without further action by our stockholders. The rights of holders of the preferred stock offered may be adversely affected by the rights of holders of any shares of preferred stock that may be issued in the future. Our Board of Directors may cause shares of preferred stock to be issued in public or private transactions for any proper corporate purpose. Examples of proper corporate purposes include issuances to obtain additional financing in connection with acquisitions or otherwise, and issuances to officers, directors and employees of Allstate and its subsidiaries pursuant to benefit plans or otherwise. Shares of preferred stock issued by us may have the effect of rendering more difficult or discouraging an acquisition of Allstate deemed undesirable by our Board of Directors.
We will describe the terms, if any, on which shares of any series of preferred stock are convertible or exchangeable into our common stock or other securities in the prospectus supplement relating to the offering. The conversion or exchange may be mandatory, at your option or at our option. The applicable prospectus supplement will state the manner in which the shares of our common stock or other securities that you will receive as a holder of preferred stock would be converted or exchanged.
The preferred stock will be fully paid and non-assessable. Unless otherwise indicated in an applicable prospectus supplement, holders of preferred stock will not have preemptive or subscription rights to acquire more of our stock. Unless otherwise indicated in an applicable prospectus supplement, the preferred stock will have preference over our common stock with respect to the payment of dividends and the distribution of assets in the event of a liquidation, winding-up or dissolution of Allstate. Unless otherwise indicated in an applicable prospectus supplement, each series of preferred stock will rank on a parity with each other series of preferred stock.
In addition, as described under “Description of Depositary Shares,” we may, at our option, instead of offering whole individual shares of any series of preferred stock, offer depositary shares evidenced by depositary receipts, each representing a fraction of a share or some multiple of shares of the particular series of preferred stock issued and deposited with a depositary. The fraction of a share of preferred stock which each depositary share represents will be stated in the prospectus supplement relating to any series of preferred stock offered through depositary shares.
Dividends. Holders of shares of the preferred stock of each series shall be entitled to receive, as and when declared by our Board of Directors, cash or other dividends at such rates and on such dates as will be set forth in the applicable prospectus supplement. Each such dividend shall be payable to holders of record as they appear on our stock books or, if applicable, the records of the depositary referred to below under “Description of Depositary Shares,” on such record dates as shall be fixed by the Board of Directors.
Dividends on any series of the preferred stock may be cumulative or noncumulative, as provided in the applicable prospectus supplement. If our Board of Directors fails to declare a dividend payable on a dividend payment date on any series of the preferred stock for which dividends are noncumulative, then the holders of such series of the preferred stock will have no right to receive a dividend in respect of the dividend period ending on such dividend payment date, and we will have no obligation to pay the dividend accrued for such period, whether or not dividends on such series are declared payable on any future dividend payment date.
Liquidation Rights. In the event of any liquidation, dissolution or winding-up of Allstate, the holders of preferred stock will be entitled to receive out of our assets, before any distribution of assets is made to holders of common stock, liquidating distributions in the amount of the liquidation price per share, as set forth in the applicable prospectus supplement, plus all accrued and unpaid dividends. If, upon any liquidation, dissolution or winding-up of Allstate, the amounts payable with respect to the preferred stock and any other shares of our stock ranking as to any such distribution on a parity with the preferred stock are not paid in full, the holders of the preferred stock and of such other shares will share ratably in any such distribution of our assets in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount of the liquidating distribution the holders of preferred stock will not be entitled to any further participation in any distribution of assets by us. A consolidation or merger of Allstate with or into any other corporation or corporations or a sale of all or substantially all of the assets of Allstate shall not be deemed to be a liquidation, dissolution or winding-up of Allstate.
Redemption. The preferred stock will be redeemable at the times and at the redemption prices set forth in the applicable prospectus supplement.
Unless otherwise indicated in the applicable prospectus supplement, we may not purchase or redeem any of the outstanding shares of any series of preferred stock unless full cumulative dividends, if any, have been paid or declared and set apart for payment upon all outstanding shares of any series of preferred stock for all past dividend periods, and unless all of our matured obligations with respect to all sinking funds, retirement funds or purchase funds for all series of preferred stock then outstanding have been met.
Voting Rights. The holders of the preferred stock will have no voting rights, except:
•as otherwise stated in the applicable prospectus supplement;
•as otherwise stated in the certificate of designation establishing such series; and

•as required by applicable law.
Provisions of Our Restated Certificate of Incorporation and Amended and Restated Bylaws that May Delay or Make More Difficult Unsolicited Acquisitions or Changes of Our Control
Some provisions of our Restated Certificate of Incorporation and Amended and Restated Bylaws may delay or make more difficult unsolicited acquisitions or changes of our control. We believe that these provisions will enable us to develop our business in a manner that will foster long-term growth without disruption caused by the threat of a takeover not thought by our Board of Directors to be in the best interests of Allstate and its stockholders.
Those provisions could have the effect of discouraging third parties from making proposals involving an unsolicited acquisition or change of control of our company, although the proposals, if made, might be considered desirable by a majority of our stockholders. Those provisions may also have the effect of making it more difficult for third parties to cause the replacement of our current management without the concurrence of our Board of Directors.
These provisions include:
•our Amended and Restated Bylaws establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before annual or special stockholders meetings;
•special meetings of the stockholders may be called only by (i) the Secretary upon the written request of stockholders owning not less than 10% of all outstanding common stock, in accordance with the applicable requirements and procedures of the Amended and Restated Bylaws or (ii) the chairman of the Board of Directors; and
•stockholders may act by written consent only if such action is taken in accordance with the applicable requirements of the Restated Certificate of Incorporation or by holders of a class or series of preferred stock, if the terms of such class or series of preferred stock expressly provide for such action by written consent.
In addition, we are subject to the provisions of Section 203 of the Delaware General Corporation Law. Generally, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” during the three years after the date the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes a merger, asset sale or a transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person, who together with affiliates and associates, owns (or, in certain cases, within the preceding three years, did own) 15% or more of the corporation’s outstanding voting stock. Under Section 203, a business combination between us and an interested stockholder is prohibited unless it satisfies one of the following conditions:
•before the stockholder became an interested stockholder, our Board of Directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;
•upon the completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock outstanding at the time the transaction commenced, excluding, for purposes of determining the number of shares outstanding, shares owned by persons who are directors and officers; or

•the business combination is approved by our Board of Directors and authorized at an annual or special meeting of stockholders, and not by written consent, by at least 66 2⁄3% of the outstanding voting stock that is not owned by the interested stockholder.
Limitations on Liability
Our Restated Certificate of Incorporation limits our directors’ liability to the fullest extent permitted by law. Generally, our directors will not be held liable for their actions. However, they will be held liable for:
•a breach of their duty of loyalty to us or our stockholders;
•acts or omissions not in good faith or in a way which involves intentional misconduct or a knowing violation of law;
•payment of an improper dividend or improper repurchase of our stock; or
•acting or not acting for improper personal benefit.
Because of these limitations on liability, our stockholders may not sue one of our directors for money unless the stockholder can show the director committed one of the offenses listed above. These provisions do not affect our directors’ liability under federal securities laws. Also, our directors still have a duty of care. The limitation of our directors’ liability may discourage or deter stockholders or management from suing directors for a breach of their duties, even though such an action, if successful, might otherwise have benefited us or our stockholders. This limitation on our directors’ liability should not affect the availability of equitable remedies such as injunctions or rescissions based upon a director’s breach of his or her duty of care.

DESCRIPTION OF DEPOSITARY SHARES
The following description of the depositary shares and the terms of the deposit agreement is a summary. It summarizes only those aspects of the depositary shares and those portions of the deposit agreement that we believe will be most important to your decision to invest in our depositary shares. You should keep in mind, however, that it is the deposit agreement, and not this summary, which defines your rights as a holder of depositary shares. There may be other provisions in the deposit agreement that are also important to you. You should read the deposit agreement for a full description of the terms of the depositary shares. The form of the deposit agreement is filed as an exhibit to the Registration Statement that includes this prospectus. See “Where You Can Find More Information” for information on how to obtain a copy of the deposit agreement.
The particular terms of the depositary shares offered by any prospectus supplement and the extent to which the general provisions described below may apply to such depositary shares will be outlined in the applicable prospectus supplement.
General
We may choose to offer fractional interests in debt securities or fractional shares of our common stock or preferred stock. If we decide to do so, we will issue fractional interests in debt securities, or fractional shares of our common stock or preferred stock, as the case may be, in the form of depositary shares. Each depositary share would represent a fractional interest in a security of a particular series of debt securities or a fraction of a share of common stock or of a particular series of preferred stock, as the case may be, and would be evidenced by a depositary receipt.
We will deposit the debt securities or shares of common stock or preferred stock represented by depositary shares under a deposit agreement between us and a depositary which we will name in the applicable prospectus supplement. Subject to the terms of the deposit agreement, as an owner of a depositary share you will be entitled, in proportion to the applicable fraction of a debt security or share of common stock or preferred stock represented by the depositary share, to all the rights and preferences of the debt security, common stock or preferred stock, as the case may be, represented by the depositary share, including, as the case may be, interest, dividend, voting, conversion, redemption, sinking fund, repayment at maturity, subscription and liquidation rights.
Interest, Dividends and Other Distributions
The depositary will distribute all payments of interest, cash dividends or other cash distributions received on the debt securities or preferred stock, as the case may be, to you in proportion to the number of depositary shares that you own.
In the event of a distribution other than in cash, the depositary will distribute property received by it to you in an equitable manner, unless the depositary determines that it is not feasible to make a distribution. In that case, the depositary may sell the property and distribute the net proceeds from the sale to you.
Redemption of Depositary Shares
If we redeem a debt security, common stock or series of preferred stock represented by depositary shares, the depositary will redeem your depositary shares from the proceeds received by the depositary resulting from the redemption. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per debt security or share of common stock or preferred stock, as the case may be, payable in relation to the redeemed series of debt securities, common stock or preferred stock. Whenever we redeem debt securities or shares of common stock or preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing, as the case may be, fractional interests in the debt securities or shares of common stock or preferred stock redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot, proportionately or by any other equitable method as the depositary may determine.
Exercise of Rights under the Indentures or Voting the Common Stock or Preferred Stock
Upon receipt of notice of any meeting at which you are entitled to vote, or of any request for instructions or directions from you as a holder of fractional interests in debt securities, common stock or preferred stock, the depositary will mail to you the information contained in that notice. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary how to give instructions or directions with respect to the debt securities represented by that holder’s depositary shares or how to vote the amount of the common stock or preferred stock represented by that holder’s depositary shares. The record date for the depositary shares will be the same date as the record date for the debt securities, common stock or preferred stock, as the case may be. The depositary will endeavor, to the extent practicable, to give instructions or directions with respect to the debt securities or to vote the amount of the common stock or preferred stock, as the case may be, represented by the depositary shares in accordance with those instructions. We will agree to take all reasonable action which the depositary may deem necessary to enable the depositary to do so. The depositary will abstain from giving instructions or directions with respect to your fractional interests in the debt securities or voting shares of the common stock or preferred stock, as the case may be, if it does not receive specific instructions from you.
Amendment and Termination of the Deposit Agreement
We and the depositary may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement at any time. However, any amendment which materially and adversely alters the rights of the holders of the depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding.
The deposit agreement will terminate if:
•all outstanding depositary shares have been redeemed;
•if applicable, the debt securities and the preferred stock represented by depository shares have been converted into or exchanged for our common stock; or
•there has been a complete repayment or redemption of the debt securities or a final distribution in respect of the common stock or preferred stock, including in connection with our liquidation, dissolution or winding-up, and the repayment, redemption or distribution proceeds, as the case may be, have been distributed to you.
Resignation and Removal of Depositary
The depositary may resign at any time by delivering to us notice of its election to do so. We also may, at any time, remove the depositary. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. We must appoint the successor depositary within 60 days after delivery of the notice of resignation or removal. The successor depositary must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Charges of Depositary
We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the debt securities, common stock or preferred stock, as the case may be, and issuance of depositary receipts, all withdrawals of depositary shares of debt securities, common stock or preferred stock, as the case may be, by you and any repayment or redemption of the debt securities, common stock or preferred stock, as the case may be. You will pay other transfer and other taxes and governmental charges, as well as the other charges that are expressly provided in the deposit agreement to be for your account.
Miscellaneous
The depositary will forward all reports and communications from us which are delivered to the depositary and which we are required or otherwise determine to furnish to holders of debt securities, common stock or preferred stock, as the case may be.
Neither we nor the depositary will be liable under the deposit agreement to you other than for its gross negligence, willful misconduct or bad faith. Neither we nor the depositary will be obligated to prosecute or defend any legal proceedings relating to any depositary shares, debt securities, common stock or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting debt securities or shares of common stock or preferred stock for deposit, you or other persons believed to be competent and on documents which we and the depositary believe to be genuine.

DESCRIPTION OF WARRANTS
The following description of the warrants and terms of the warrant agreement is a summary. It summarizes only those aspects of the warrants and those portions of the warrant agreement which we believe will be most important to your decision to invest in our warrants. You should keep in mind, however, that it is the warrant agreement and the warrant certificate relating to the warrants, and not this summary, which defines your rights as a warrantholder. There may be other provisions in the warrant agreement and the warrant certificate relating to the warrants which are also important to you. You should read these documents for a full description of the terms of the warrants. Forms of these documents are filed as exhibits to the Registration Statement that includes this prospectus. See “Where You Can Find More Information” for information on how to obtain copies of these documents.
We may issue warrants for the purchase of our debt securities, preferred stock or common stock or units of two or more of these types of securities. Warrants may be issued independently or together with debt securities, preferred stock or common stock and may be attached to or separate from these securities. Each series of warrants will be issued under a separate warrant agreement that we will describe in the prospectus supplement relating to the warrants that we offer.
Debt Warrants
We will describe in the applicable prospectus supplement the terms of warrants to purchase debt securities that we may offer, the warrant agreement relating to the debt warrants and the warrant certificates representing the debt warrants. These terms will include the following:
•the title of the debt warrants;
•the aggregate number of the debt warrants;
•the price or prices at which the debt warrants will be issued;
•the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants and the procedures and conditions relating to the exercise of the debt warrants;
•if applicable, the number of warrants issued with a specified principal amount of debt securities or with other securities, including shares of preferred stock or common stock;
•the date, if any, on and after which such debt warrants and the related debt securities will be separately transferable;
•the principal amount of debt securities purchasable upon exercise of each debt warrant and the price at which such principal amount of debt securities may be purchased;
•the date on which the right to exercise such debt warrants shall commence and the date on which such right shall expire;
•whether the debt securities purchasable upon exercise of such debt warrants are original issue discount debt securities, and discussion of applicable federal income tax considerations; and
•any other material terms of the debt warrants and terms, procedures and limitations relating to the exercise of the debt warrants.
We will also describe in the applicable prospectus supplement any provisions for a change in the exercise price or the expiration date of the debt warrants and the kind, frequency and timing of any notice to be given. You may exchange debt warrant certificates for new debt warrant certificates of different denominations and may exercise debt warrants at the corporate trust office of the warrant agent or any other office that we indicate in the applicable prospectus supplement.
Other Warrants
We may issue other warrants. We will describe in the applicable prospectus supplement the following terms of those warrants:
•the title of the warrants;
•the aggregate number of the warrants;
•the number of securities purchasable upon exercise of each warrant, and the price or prices at which the warrants will be issued;
•the securities, which may include preferred stock or common stock, for which the warrants are exercisable;
•the procedures and conditions relating to the exercise of the warrants;
•the designation and terms of any related securities issued with the warrants, and the number of warrants issued with each security;
•the date, if any, on and after which such warrants and the related securities will be separately transferable;
•the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;
•the maximum or minimum number of warrants which may be exercised at any time;
•if applicable, a discussion of material United States federal income tax considerations; and
•any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.
We will also describe in the applicable prospectus supplement any provisions for a change in the exercise price or the expiration date of the warrants and the kind, frequency and timing of any notice to be given. You may exchange warrant certificates for new warrant certificates of different denominations and may exercise warrants at the corporate trust office of the warrant agent or any other office that we indicate in the applicable prospectus supplement.
Exercise of Warrants
Each warrant will entitle the holder to purchase the principal amount of debt securities or other securities, including shares of preferred stock or common stock, at the exercise price as shall in each case be set forth in, or be determinable as set forth in the prospectus supplement relating to the warrants offered in the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business of the expiration date, unexercised warrants will become void.
Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the debt securities or other securities, including shares of preferred stock or common stock, to be purchased upon such exercise. If less than all of the warrants represented by a warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.
Prior to the exercise of any warrants to purchase debt securities or other securities, including shares of preferred stock or common stock, holders of the warrants will not have any of the rights of holders of the debt securities or other securities, including shares of preferred stock or common stock purchasable upon exercise, including:
•in the case of warrants for the purchase of debt securities, the right to receive payments of principal of, or any premium or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or
•in the case of warrants for the purchase of shares of preferred stock or shares of common stock, the right to vote or to receive any payments of dividends on the shares of preferred stock or common stock purchasable upon exercise.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS
We may issue stock purchase contracts, including contracts obligating you to purchase from us, and us to sell to you, a specified number of shares of common stock, shares of preferred stock or other property at a future date or dates. The consideration per share of common stock or preferred stock and the number of shares of each may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units, often known as stock purchase units, consisting of a stock purchase contract and any combination of:
•debt securities;
•common stock;
•preferred stock;
•other stock purchase contracts;
•depositary shares representing fractional interests in debt securities or shares of common stock or preferred stock; or
•preferred securities or debt obligations of third parties, including United States Treasury securities, which may secure your obligations to purchase the common stock, preferred stock or other property under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to you or vice versa, and these payments may be unsecured or prefunded on some basis. The stock purchase contracts may require you to secure your obligations in a specified manner.
The applicable prospectus supplement will describe the terms of the stock purchase contracts and stock purchase units, including, if applicable, collateral or depositary arrangements.

PLAN OF DISTRIBUTION
We may sell any series of debt securities, common stock, preferred stock, depository shares, warrants, stock purchase contracts and stock purchase units being offered directly to one or more purchasers, through agents, to or through underwriters or dealers, or through a combination of any such methods of sale. The distribution of the securities may be effected from time to time in one or more transactions at fixed prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The prospectus supplement will set forth the terms of the offering, including the names of any underwriters, dealers or agents, the purchase price of such securities and the proceeds to us from such sale, any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation, any initial public offering price and any discounts or concessions allowed or paid to dealers or any securities exchange on which such securities may be listed. Any initial public offering price, discounts or concessions allowed or paid to dealers may be changed from time to time.
Any discounts, concessions or commissions received by underwriters or agents and any profits on the resale of securities by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the “Securities Act”). Unless otherwise set forth in the applicable prospectus supplement, the obligations of underwriters to purchase the offered securities will be subject to certain conditions precedent, and such underwriters will be obligated to purchase all such securities, if any are purchased. Unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.
We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties, in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us, as applicable, or borrowed from us, as applicable, or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us, as applicable, in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).
We may also offer and sell securities, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms referred to as remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us, and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters under the Securities Act in connection with the securities they remarket.
We may authorize underwriters, dealers or other persons acting as agents for us to solicit offers by certain institutions to purchase securities from us, pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by us. The obligations of any purchaser under any such contract will be subject to the conditions that the purchase of the offered securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

In connection with the offering of securities, we may grant to the underwriters an option to purchase additional securities to cover over-allotments at the initial public offering price, with an additional underwriting commission, as may be set forth in the accompanying prospectus supplement. If we grant any over-allotment option, the terms of such over-allotment option will be set forth in the prospectus supplement for such securities.
The securities may be a new issue of securities that have no established trading market. Any underwriters to whom securities are sold for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Such securities may or may not be listed on a national securities exchange. No assurance can be given as to the liquidity of or the existence of trading markets for any securities.
We may indemnify agents, underwriters, dealers and remarketing firms against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, dealers and remarketing firms, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

WHERE YOU CAN FIND MORE INFORMATION
We have filed a registration statement on Form S-3 with the Securities and Exchange Commission to register the securities covered by this prospectus. This prospectus forms a part of that registration statement and does not contain all of the information in the registration statement or the exhibits to the registration statement.
We are subject to the informational requirements of the Exchange Act. Accordingly, we file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. These Securities and Exchange Commission filings are available to the public from commercial document retrieval services and at the Internet site maintained by the Securities and Exchange Commission at “http://www.sec.gov.”
The Securities and Exchange Commission allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to other documents filed separately with the Securities and Exchange Commission. The information incorporated by reference is considered to be part of this prospectus. Any statement made in this prospectus or a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. This prospectus incorporates by reference the documents set forth below that we have previously filed with the Securities and Exchange Commission (File No. 001-11840). These documents contain important business and financial information about us that is not included in or delivered with this prospectus. Information furnished under Item 2.02 and Item 7.01 of our Current Reports on Form 8-K is not incorporated by reference in this prospectus.
THE ALLSTATE CORPORATION FILINGS
•Our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed on February 21, 2024;
•The portions of our Proxy Statement, filed on April 1, 2024, for our Annual Meeting of Stockholders incorporated by reference into our Annual Report (other than disclosure under the heading “Pay Versus Performance Table” information responsive to Item 402(v) of Regulation S-K of the SEC rules and regulations); and
•The description of our common stock contained in Item 8.01 of our Current Report on Form 8-K, filed on May 23, 2012.
We are also incorporating by reference all other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering.
You can request a free copy of any or all of these documents, other than the exhibits to those documents, unless those exhibits are specifically incorporated by reference into these documents, by writing to: Investor Relations, The Allstate Corporation, 3100 Sanders Road, Northbrook, Illinois 60062-7127, or calling: (800) 416-8803.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents we incorporate by reference contain “forward-looking statements” that anticipate results based on management’s estimates, assumptions and plans that are subject to uncertainty. These statements are made subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements speak only as of the date on which they are made, and we assume no obligation to update any forward-looking statements as a result of new information or future events or developments.
Forward-looking statements do not relate strictly to historical or current facts and may be identified by their use of words like “plans,” “seeks,” “expects,” “will,” “should,” “anticipates,” “estimates,” “intends,” “believes,” “likely,” “targets” and other words with similar meanings. These statements may address, among other things, our strategy for growth, catastrophe exposure management, product development, investment results, regulatory approvals, market position, expenses, financial results, litigation and reserves. We believe that these statements are based on reasonable estimates, assumptions and plans. However, if the estimates, assumptions or plans underlying the forward-looking statements prove inaccurate or if other risks or uncertainties arise, actual results could differ materially from those communicated in these forward-looking statements. In addition to the normal risks of business, we are subject to significant risks and uncertainties which are described in our filings with the Securities and Exchange Commission referred to above in “Where You Can Find More Information,” including those identified under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, and as may be described in our subsequent filings.
LEGAL OPINIONS
The validity of the securities offered hereby will be passed upon for us by Willkie Farr & Gallagher LLP, New York, New York, counsel for Allstate.
EXPERTS
The consolidated financial statements incorporated in this Prospectus by reference from The Allstate Corporation’s Annual Report on Form 10-K and the effectiveness of The Allstate Corporation’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such consolidated financial statements are incorporated by reference in reliance upon the report of such firm, given their authority as experts in accounting and auditing.

The Allstate Corporation
$500,000,000 5.050% Senior Notes due 2029

PROSPECTUS SUPPLEMENT
June 18, 2024

Joint Book-Running Managers
BofA Securities
Goldman Sachs & Co. LLC
Loop Capital Markets
R. Seelaus & Co., LLC
Siebert Williams Shank

Co-Managers
Academy Securities
Cabrera Capital Markets LLC
J.P. Morgan
Morgan Stanley
Penserra Securities LLC